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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cobalt International Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, Texas 77056

April 6, 2010

Dear Stockholder:

        You are cordially invited to the 2010 Annual Meeting of Stockholders of Cobalt International Energy, Inc. to be held on May 4, 2010 at 9:00 a.m., Central Time, at the Hilton Houston Post Oak, Concorde Room A, 2001 Post Oak Boulevard, Houston, Texas 77056. For those of you who cannot attend the Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience.

        This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

        It is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

        On behalf of the Board of Directors, thank you for your continued support.

Yours truly,
Joseph H. Bryant Chairman of the Board of Directors and Chief Executive Officer

Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, Texas 77056

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on May 4, 2010
The Proxy Statement and Annual Report to Stockholders are available at
http://www.cstproxy.com/cobaltintl/2010

Date:
May 4, 2010

Time:
9:00 a.m., Central Time

Place:
Hilton Houston Post Oak, Concorde Room A
2001 Post Oak Boulevard, Houston, Texas 77056

Items of Business:

  1.
  To elect eleven directors to serve until the 2011 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; and

  2.
  To approve the Non-Employee Directors Compensation Plan and the Non-Employee Directors Deferral Plan; and

  3.
  To ratify the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2010; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Record Date:    You are entitled to notice of and to vote at the Annual Meeting (or any adjournment or postponement thereof) if you were a stockholder of record and entitled to vote on March 31, 2010. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Secretary, Cobalt International Energy, Inc., Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056. The list also will be available at the Annual Meeting.

        Proxy Voting:    Your vote is important regardless of the size of your holdings. Please complete, date and sign the enclosed proxy and return it in the envelope provided for you.

        Meeting Admission:    If you plan to attend the Annual Meeting in person, you will need to bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date and photo identification.

By Order of the Board of Directors:
Jeffrey A. Starzec Associate General Counsel and Secretary

Houston, Texas
April 6, 2010

Page
Key Information	3
Corporate Governance	6
Security Ownership of Certain Beneficial Owners and Management	14
Proposal 1 Election of Directors	18
Proposal 2 Approval of the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan	22
Proposal 3 Ratification of Appointment of Independent Auditors	30
Audit Committee Report	32
Executive Compensation	33
Section 16(a) Beneficial Ownership Reporting Compliance	47
Householding	47
Proposals of Stockholders	47

COBALT INTERNATIONAL ENERGY, INC.
Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, Texas 77056

PROXY STATEMENT

MAY 4, 2010

KEY INFORMATION

        We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Cobalt International Energy, Inc. for the 2010 Annual Meeting of Stockholders (the "Annual Meeting"). In this proxy statement, we refer to the Board of Directors as the "Board" and Cobalt International Energy, Inc. as "we," "us," "our company," "Cobalt" or the "Company." This proxy statement is being mailed and made available to stockholders starting on or about April 6, 2010.

Record Date and Voting Securities

        The Board fixed the close of business on March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock, $0.01 par value per share, of which 356,594,544 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

Voting by Proxy

        Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares by marking your vote, signing your name exactly as it appears on your proxy card, dating your proxy card and returning it in the envelope provided. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record.

        All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as follows:

        "FOR" Proposal 1: The election of eleven directors to serve until the 2011 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; and

        "FOR" Proposal 2: The approval of the Non-Employee Directors Compensation Plan and the Non-Employee Directors Deferral Plan; and

        "FOR" Proposal 3: The ratification of the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2010.

        If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board's recommendations on any of the above items.

Revoking Your Proxy

        You may revoke your proxy at any time before it is exercised by:

  1.
  Delivering to our executive offices (Attention: Secretary) a written notice of revocation; or

  2.
  Delivering to our executive offices (Attention: Secretary) a duly executed proxy bearing a later date; or

  3.
  Attending the Annual Meeting and voting in person.

        Our executive offices are located at Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056. Attendance at the Annual Meeting will not in itself constitute the revocation of your proxy.

Attending the Annual Meeting

        All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holders of record, are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Annual Meeting. If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is March 31, 2010. Failure to bring photo identification and such a letter may delay your ability to attend or prevent you from attending the Annual Meeting.

Quorum and Required Vote

        Stockholders representing a majority of our outstanding capital stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of all of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. Under the Delaware General Corporation Law, our certificate of incorporation and our by-laws, the affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposals 2 and 3 and a plurality of the votes of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 1.

        Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether any of the other proposals has received the requisite vote, where a stockholder abstains from voting, it will have the same effect as a vote against the proposal.

        For the purposes of determining whether a proposal has received the requisite vote of the holders of the capital stock in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares of capital stock will not be included in the vote totals and, therefore, will have no effect on the vote on any of the proposals.

Important New Voting Information

        If your shares are held in the name of a bank, broker or other holder of record, the Securities and Exchange Commission (the "SEC") has approved a New York Stock Exchange ("NYSE") rule that changes the manner in which your vote in the election of directors will be handled beginning with the upcoming Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you should have received these proxy materials in paper or electronic form, including a voting instruction card so you can instruct the holder of record how to vote your shares. In the past, if you did not transmit your voting instructions before the Annual Meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine under NYSE rules. Effective on January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by completing and returning the voting instruction form. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Costs of Solicitation

        We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

        Our 2009 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 31, 2009, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the SEC. Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056, Attention: Secretary, or at telephone number +1 (713) 452-2322. The Annual Report does not form any part of the materials for the solicitation of proxies. In addition, this proxy statement and our Annual Report to stockholders are available to you electronically at http://www.cstproxy.com/cobaltintl/2010.

CORPORATE GOVERNANCE

Board of Directors

  Board Composition

        Our certificate of incorporation and by-laws provide that the Board shall consist of not fewer than five directors, nor more than 15 directors. We currently have eleven directors: Messrs. Bryant, Beard, Coneway, Cornell, Golden, Moore, Murchison, Pontarelli, Scoggins, van Steenbergen and Young.

        The Board consists of a single class of directors each serving one year terms. Once our controlling stockholders (as defined below in "— Committees of the Board of Directors"), in the aggregate, no longer beneficially own more than 50% of the outstanding shares of our common stock or we would fail to qualify as a "controlled company" under the NYSE rules as in effect at the time of our initial public offering ("IPO"), the Board will be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms (other than directors who may be elected by holders of preferred stock, if any).

  Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Joseph H. Bryant. Our non-management directors have also determined that it is optimal for the Board to have a "presiding director," whose responsibilities include, among others, calling meetings of the non-management directors, presiding over executive sessions of the non-management directors and, if requested by stockholders, ensuring that he is available, when appropriate, for consultation and direct communication. Our presiding director is a rotating position among non-management directors, which currently is held by Mr. J. Hardy Murchison.

        The Board has determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

  Director Independence

        We have availed ourselves of the "controlled company" exception under the NYSE rules, which exempts us from the requirements that a listed company must have a majority of independent directors on its board of directors and that its compensation and nominating and corporate governance committees be composed entirely of independent directors.

        In any event, the Board has determined that Mr. Martin H. Young, Jr. and Dr. Myles W. Scoggins are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. There are no family relationships among any of our executive officers, directors or nominees for director.

        Our controlling stockholders (as defined below in "— Committees of the Board of Directors") currently own shares of our common stock sufficient to elect all of the members of the Board without the approval of any other stockholder.

  Board's Role in Risk Oversight

        Management intends to begin discussions with the Board to implement an Enterprise Risk Management ("ERM") process to assist in fulfilling the Board's oversight of our risks. Management, which is responsible for day-to-day risk management, plans to conduct a risk assessment of our business annually. The risk assessment process is expected to be global in nature and developed to identify and assess our risks, as well as to identify steps to mitigate and manage the risks, which may be financial, operational or strategic in nature. The Board currently plans to survey or interview all of our executive officers to develop this information.

        While risk oversight is a full Board responsibility, primary responsibility for monitoring the ERM process is expected to be delegated to the Audit Committee. The results of each risk assessment would then be reviewed with the Audit Committee and the full Board. The centerpiece of the assessment would be a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk, the personnel responsible for managing each risk and management's initiatives to manage and mitigate each risk. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also plans to discuss risk throughout the year at other meetings in relation to specific proposed actions.

        The Board's other standing committees—Compensation and Nominating and Corporate Governance—will oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee will consider the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board will be kept abreast of its committees' risk oversight and other activities via reports of the committee chairmen to the full Board. These reports will be presented regularly at Board meetings and include discussions of committee agenda topics, including matters involving risk oversight.

        The Board currently considers specific risk topics, including risks associated with our strategic plan, our exploratory drilling program, our capital structure and other operational activities. Further, the Board is routinely informed by management of developments that could affect our risk profile or other aspects of our business.

Meetings of the Board of Directors and Committees

        The Board held five meetings during fiscal 2009 and took action by written consent on one occasion. During fiscal 2009, no director then in office attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he was a director and of the total number of meetings held by all of the committees of the Board on which he served. The three standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        The following table shows the membership and number of meetings held by the Board and each committee during fiscal 2009:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Board of Directors
Joseph H. Bryant				Chair
Gregory A. Beard(1)		Chair		X
Peter R. Coneway(1)(5)			X	X
Henry Cornell				X
Jack E. Golden(2)		X		X
Kenneth W. Moore	X			X
J. Hardy Murchison		X	X	X
Kenneth A. Pontarelli		X	Chair	X
Myles W. Scoggins(3)	X			X
D. Jeff van Steenbergen(6)		X		X
Martin H. Young, Jr.(4)	Chair			X
Fiscal 2009 Meetings and Consents	0	2	0	5

(1)
On October 28, 2009, Mr. Pierre F. Lapeyre, Jr. and Mr. David M. Leuschen resigned from the Board and Messrs. Beard and Coneway were elected to the Board.

(2)
On January 29, 2010, Dr. Golden was elected to the Board and the Compensation Committee.

(3)
Effective March 1, 2010, Dr. Scoggins was elected to the Board and the Audit Committee.

(4)
On October 28, 2009, Mr. Leuschen resigned as a member of the Audit Committee and Mr. Young was elected to serve on the Audit Committee.

(5)
On February 25, 2010, Mr. Coneway resigned as a member of the Audit Committee.

(6)
On March 3, 2010, Mr. van Steenbergen resigned as a member of the Audit Committee.

        We expect, but do not require, our directors to attend our annual stockholder meetings.

        Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors (Independent Members), c/o Secretary, Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056.

        Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Secretary, Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056.

        Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. In order to submit a complaint, you may call our hotline at (800) 338-9088 or visit the "Corporate Governance" section of our website. Any such complaints received or submitted are automatically forwarded to Martin H. Young, Jr., an independent director and Chairman of the Audit Committee, to take such action as may be appropriate.

Committees of the Board of Directors

        We are a "controlled company" as that term is defined in Section 303A of the NYSE Listed Company Manual because more than 50% of our voting power is held by funds affiliated with First Reserve Corporation, Goldman, Sachs & Co., Riverstone Holdings LLC and The Carlyle Group and KERN Partners Ltd. and certain limited partners in such funds affiliated with KERN Partners Ltd.

(collectively, the "controlling stockholders"), acting as a group. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, (3) the requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees. As a result, although we have adopted charters for our Audit, Nominating and Corporate Governance and Compensation Committees and conduct annual performance evaluations of these committees, under the NYSE's "controlled company" exception we have elected not to comply with these NYSE corporate governance requirements.

        The Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and may have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board has the composition and responsibilities described below.

  Audit Committee

        The members of our Audit Committee are Mr. Martin H. Young, Jr., Mr. Kenneth W. Moore and Dr. Myles W. Scoggins, each of whom the Board has determined is financially literate. Mr. Young is the Chairman of this committee. The Board has determined that Mr. Young and Dr. Scoggins are Audit Committee financial experts and "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Mr. Moore is currently not considered independent. We rely on the phase-in rules of the SEC and NYSE with respect to the independence of our Audit Committee. These rules permit us to have an Audit Committee that has a majority of members that are independent within 90 days after the effective date of the registration statement used for our IPO and all members that are independent within one year thereafter. As our Audit Committee is currently comprised of a majority of independent directors, we do not believe that our reliance on these phase-in rules affects our Audit Committee's ability to act independently. Our Audit Committee is authorized to:

  •
  approve and retain the independent auditors to conduct the annual audit of our books and records;

  •
  review the proposed scope and results of the audit;

  •
  review and pre-approve the independent auditors' audit and non-audit services rendered;

  •
  approve the audit fees to be paid;

  •
  review accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  recognize and prevent prohibited non-audit services;

  •
  establish procedures for complaints received by us regarding accounting matters;

  •
  oversee internal audit functions; and

  •
  prepare the report of the Audit Committee that SEC rules require to be included in this proxy statement.

        The Audit Committee's responsibilities are set forth in its charter which was approved by the Board on October 22, 2009 and is reviewed annually. The charter is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. There were no meetings of the Audit Committee during fiscal 2009.

  Compensation Committee

        The members of our Compensation Committee are Mr. Gregory A. Beard, Dr. Jack E. Golden, Mr. J. Hardy Murchison, Mr. Kenneth A. Pontarelli and Mr. D. Jeff van Steenbergen. Mr. Beard is the Chairman of this committee. Our Compensation Committee is authorized to:

  •
  review and recommend the compensation arrangements for management, including the compensation for our Chief Executive Officer;

  •
  establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

  •
  administer our stock incentive plans;

  •
  periodically review our succession planning; and

  •
  prepare the report of the Compensation Committee that SEC rules require to be included in this proxy statement.

        The Compensation Committee's responsibilities are set forth in its charter which was approved by the Board on October 22, 2009 and is reviewed annually. The charter is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. During fiscal 2009, there was one meeting of the Compensation Committee and action was taken once by written consent.

  Nominating and Corporate Governance Committee

        The members of our Nominating and Corporate Governance Committee are Mr. Kenneth A. Pontarelli, Mr. Peter R. Coneway and Mr. J. Hardy Murchison. Mr. Pontarelli is the Chairman of this committee. Our Nominating and Corporate Governance Committee is authorized to:

  •
  identify and nominate members for election to the Board;

  •
  develop and recommend to the Board a set of corporate governance principles applicable to our company; and

  •
  oversee the evaluation of the Board and management.

        The Nominating and Corporate Governance Committee's responsibilities are set forth in its charter which was approved by the Board on October 22, 2009 and is reviewed annually. The charter is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. There were no meetings of the Nominating and Corporate Governance Committee during fiscal 2009.

  Nomination of Directors

        The nominees for re-election to the Board at the Annual Meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by stockholders, the Board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any specific written procedures for identifying and evaluating potential director nominees or established any minimum qualifications or skills for directors, although we generally consider a nominee's diversity, experience, industry knowledge and background. The Board did not deem it necessary to adopt specific written procedures because we are a "controlled company" under NYSE rules.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee has been at any time an employee of Cobalt. None of our executive officers will serve as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics

        The Board has adopted a code of business conduct and ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, TX 77056, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.cobaltintl.com. The information on our website is not incorporated into this proxy statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.cobaltintl.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines. Requests should be directed to us at Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, TX 77056, Attention: Secretary. The corporate governance guidelines are also available on our website at www.cobaltintl.com. The information on our website is not incorporated into this proxy statement. We will disclose any amendments to the corporate governance guidelines on our website at www.cobaltintl.com.

Stockholders Agreement

        We have entered into a stockholders agreement with our controlling stockholders pursuant to which the controlling stockholders, collectively, have the right to designate seven members of the Board. The funds affiliated with each of First Reserve Corporation, Goldman, Sachs & Co., and Riverstone Holdings LLC/the Carlyle Group each have the right to designate: (i) two directors so long as such funds own 40% or more of the shares of our common stock owned by them immediately following our IPO; (ii) only one director if such funds own less than 40% of the shares of our common stock owned by them immediately following our IPO and at least 5% of the then outstanding shares of our common stock; and (iii) no directors if such funds own less than 40% of the shares of our common stock owned by them immediately following our IPO and less than 5% of the then outstanding shares of our common stock. The funds associated with KERN Partners Ltd. will have the right to designate one director for as long as they own at least 5% of the then outstanding shares of our common stock, but they lose such right when they own less than 5% of the then outstanding shares of our common stock. For as long as a controlling stockholder is entitled to designate at least one director, such controlling stockholder will have the right to have at least one of its director designees serve on each committee of the Board (other than the Audit Committee). For so long as our controlling stockholders collectively own 25% of the then outstanding shares of our common stock, (i) the directors designated by our controlling stockholders will constitute the majority of each committee of the Board (other than the Audit Committee) and (ii) the chairman of each of the committees (other than the Audit Committee) will be a director serving on such committee who is selected by our controlling stockholders holding a majority of the outstanding shares of our common stock held by our controlling stockholders.

Certain Relationships and Related Transactions

        The following is a description of the transactions we have engaged in since January 1, 2009 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

        The limited partnership agreement governing our predecessor, Cobalt International Energy, L.P., was initially entered into on November 10, 2005 and amended and restated on each of August 30, 2007, December 10, 2007, December 12, 2008, February 6, 2009 and December 21, 2009 (as amended and restated, the "LPA"), among our controlling stockholders and certain members of our management. Pursuant to the LPA, such controlling stockholders and members of our management purchased Class A limited partnership interests. From inception (November 10, 2005) through December 31, 2009, 1,258 million Class A limited partnership interests were issued by Cobalt International Energy, L.P. Additionally, the LPA contemplated the issuance of Class B and Class C limited partnership units as compensation for members of our management and our employees. The LPA also provided that our controlling stockholders (or their affiliates) were entitled to an annual monitoring fee of $1.1 million for each of our fiscal years ended December 31, 2006, 2007 and 2008 and $2.6 million for our fiscal year ended December 31, 2009. This fee is allocated pro rata according to the amount each such controlling stockholder committed in return for our Class A limited partnership interests and the number of days each controlling stockholder was a Class A limited partner during the respective fiscal year. We recorded an aggregate of $2.6 million in monitoring fees for the year ended December 31, 2009. Additionally, we reimbursed each of our controlling stockholders for legal, travel and administrative expenses for the year ended December 31, 2009. For the year ended December 31, 2009, we reimbursed funds affiliated with Riverstone Holdings LLC and The Carlyle Group, KERN Partners Ltd and Goldman, Sachs & Co. totals of $0.2 million, $0.08 million and $0.03 million, respectively. The LPA also granted Cobalt International Energy, L.P. the right to call an aggregate additional capital commitment of up to $452 million from our controlling stockholders and certain members of our management. Pursuant to the terms of the corporate reorganization that we completed in connection with our IPO, all of the interests in Cobalt International Energy, L.P. were exchanged directly or indirectly for common stock of Cobalt International Energy, Inc., and the LPA was amended to remove the various classes of limited partnership interests, any monitoring fees payable to our controlling stockholders (or their affiliates) and the right of Cobalt International Energy, L.P. to make any additional capital calls.

        On May 5, 2008, our controlling stockholders agreed to irrevocably guarantee the obligations of Cobalt International Energy, L.P. up to $186 million under the two-year drilling contract it entered for the use of the ENSCO 8503 drilling rig. In connection with the guarantee, on December 12, 2008 our controlling stockholders and certain members of our management entered into an equity commitment letter with Cobalt International Energy, L.P. for the amount of the guarantee. In consideration for providing such equity commitment letter, Cobalt International Energy, L.P. agreed to accrue a preferred return for the benefit of these controlling stockholders and certain members of management in an amount of 8% of the unpaid commitment under the equity commitment letter. In connection with our corporate reorganization, we entered into a reorganization agreement with the controlling stockholders whereby the controlling stockholders and certain members of management funded a capital contribution of $184.0 million in exchange for the release from this guarantee obligation for the year ended December 31, 2009.

        In connection with our corporate reorganization, we entered into a reorganization agreement with the controlling stockholders and certain other parties. Pursuant to such reorganization agreement, we agreed to reimburse each of the controlling stockholders for the reasonable amount of all out-of-pocket expenses for legal fees and expenses for counsel incurred in connection with the negotiation of various related agreements. Such reimbursement of expenses to the controlling stockholders totaled approximately $1.2 million.

        An affiliate of our controlling stockholders, Goldman, Sachs & Co., acted as an underwriter of our IPO and received underwriter discounts, commissions and expense reimbursements totaling approximately $14.2 million in connection therewith.

        We believe that all of the above transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

  Procedures for Review of Transactions with Related Persons

        We have adopted a set of related party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related party transactions, including any loans between us, our principal stockholders and our affiliates, are approved by our Nominating and Corporate Governance Committee of the Board, after considering all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party's direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our stockholders' best interests.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 31, 2010, we had 356,594,544 shares of common stock outstanding, which are our only outstanding voting securities. The following table sets forth certain information with respect to the beneficial ownership of our common stock, on a fully-diluted basis, as of March 31, 2010, for:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  all our current named executive officers and directors as a group; and

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2010.

        Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, TX 77056.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Joseph H. Bryant(1)	5,266,666	1.48%
Rodney L. Gray(2)	675,797	0.19%
John P. Wilkirson(3)	343,649	0.10%
Samuel H. Gillespie(4)	4,322,744	1.21%
James H. Painter(5)	2,657,965	0.75%
James W. Farnsworth(6)	2,521,199	0.71%
Gregory A. Beard(7)	—	—
Peter R. Coneway(7)	—	—
Henry Cornell(8)	—	—
Jack E. Golden(9)	111,316	0.03%
Kenneth W. Moore(10)	—	—
J. Hardy Murchison(10)	—	—
Kenneth A. Pontarelli(8)	—	—
Myles W. Scoggins(11)	—	—
D. Jeff van Steenbergen(16)	—	—
Martin H. Young, Jr.(12)	13,920	—
All directors and named executive officers as a group (16 individuals)	15,913,256	4.46%
Five Percent Stockholders
C/R Energy GP III, LLC(13)(15)	44,917,790	12.6%
C/R Energy GP II, LLC(14)(15)	29,945,194	8.4%
First Reserve Fund XI, L.P.(16)	55,601,595	15.59%
FR XI Onshore AIV, L.P.(16)	18,581,904	5.21%
The Goldman Sachs Group, Inc.(17)	74,868,148	21.00%
KERN Partners Ltd.(18)	32,035,093	8.98%

(1)
Includes 506,152 shares of common stock held by the Bryant 2007 Descendants' Trust, of which Mr. Bryant is the beneficial owner, and 988,113 shares of common stock included in Mr. Bryant's unvested restricted stock awards. Excludes 72,873 shares of common stock, in which Mr. Bryant is deemed to be invested under the Cobalt International Energy L.P. Deferred Compensation Plan.

(2)
Includes 630,778 shares of common stock included in Mr. Gray's unvested restricted stock awards. Excludes 13,833 shares of common stock, in which Mr. Gray is deemed to be invested under the Cobalt International Energy L.P. Deferred Compensation Plan.

(3)
Includes 153,047 shares of common stock held by The John Pollan Wilkirson 2009 GRAT and 153,044 shares of common stock held by The Stacy Spence Wilkirson 2009 GRAT, of which Mr. Wilkirson is the beneficial owner and which are held subject to Mr. Wilkirson's unvested restricted stock awards. Includes 1,000 shares of common stock held by Mr. Wilkirson's children.

(4)
Includes 1,616,018 shares of common stock held by The Samuel H. Gillespie, III 2009 GRAT and 1,616,018 shares of common stock held by The Erica H. Gillespie 2009 GRAT, of which Mr. Gillespie is the beneficial owner, and 237,072 shares of common stock included in Mr. Gillespie's unvested restricted stock awards. Excludes 3,648 shares of common stock, in which Mr. Gillespie is deemed to be invested under the Cobalt International Energy L.P. Deferred Compensation Plan.

(5)
Includes 386,829 shares of common stock included in Mr. Painter's unvested restricted stock awards. Excludes 17,442 shares of common stock, in which Mr. Painter is deemed to be invested under the Cobalt International Energy L.P. Deferred Compensation Plan.

(6)
Includes approximately 386,829 shares of common stock included in Mr. Farnsworth's unvested restricted stock awards. Excludes 8,639 shares of common stock, in which Mr. Farnsworth is deemed to be invested under the Cobalt International Energy L.P. Deferred Compensation Plan.

(7)
Gregory A. Beard and Peter R. Coneway are managing directors of Riverstone. Each of Mr. Beard and Mr. Coneway disclaims beneficial ownership of the shares that relate to and are described in footnotes 13, 14 and 15 below, except to the extent of their pecuniary interest therein, if any. The address of Mr. Beard is 712 Fifth Avenue, 51st Floor, New York, NY 10019. The address of Mr. Coneway is 1000 Louisiana, Suite 1000 Houston, Texas 77002.

(8)
Henry Cornell and Kenneth A. Pontarelli are managing directors of Goldman, Sachs & Co. Each of Mr. Cornell and Mr. Pontarelli disclaims beneficial ownership of the shares that relate to and are described in footnote 14 below, except to the extent of their pecuniary interest therein, if any. The address of Mr. Cornell and Mr. Pontarelli is 200 West Street, 28th Floor, New York, New York 10282.

(9)
These shares are owned directly by Four Winds Consulting LLC, a limited liability company owned by Dr. Golden. From March 2007 until his appointment to the Board in January 2010, Dr. Golden had served as an advisor to the board of directors of Cobalt International Energy, L.P. Dr. Golden's compensation for this role consisted of a grant of limited partnership interests in Cobalt International Energy, L.P., which were exchanged for 111,316 shares of our common stock concurrently with our IPO in December 2009. Excludes 2,034 shares of common stock issuable upon settlement of the restricted stock unit award granted to Dr. Golden under our Non-Employee Directors Plan, subject to stockholder approval of the plan.

(10)
Kenneth W. Moore and J. Hardy Murchison are managing directors of FRC Founders Corporation. Each of Mr. Moore and Mr. Murchison disclaims beneficial ownership of the shares that relate to and are described in footnote 16 below, except to the extent of their pecuniary interest therein, if any.

(11)
Excludes 1,459 shares of common stock issuable upon settlement of the restricted stock unit award granted to Dr. Scoggins under our Non-Employee Directors Compensation Plan, subject to stockholder approval of the plan.

(12)
Includes 10,000 shares purchased by Mr. Young on the open market and 3,920 shares awarded to Mr. Young for his service to our Board of Directors. Excludes 3,364 shares of common stock issuable upon settlement of the restricted stock unit award granted to Mr. Young under our Non-Employee Directors Compensation Plan, subject to stockholder approval of the plan.

(13)
Based on a Schedule 13G filed with the SEC on February 16, 2010. Such filing indicates that these shares are owned by Carlyle/Riverstone Global Energy and Power Fund III, L.P., C/R Energy III Cobalt Partnership, L.P., Riverstone Energy Coinvestment III, L.P. and Carlyle Energy Coinvestment III, L.P. and may be deemed to be beneficially owned by C/R Energy GP III, LLC. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by each of Carlyle/Riverstone Global Energy and Power Fund III, L.P. and C/R Energy III Cobalt Partnership, L.P., through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. C/R Energy GP III, LLC has the power to direct the voting and disposition of the shares held by each of Riverstone Energy Coinvestment III, L.P. and Carlyle Energy Coinvestment III, L.P.

(14)
Based on a Schedule 13G filed with the SEC on February 16, 2010. Such filing indicates that these shares are owned by C/R Cobalt Investment Partnership, L.P. and C/R Energy Coinvestment II, L.P. and may be deemed to be beneficially owned by C/R Energy GP II, LLC. C/R Energy GP II, LLC exercises investment discretion and control over the shares held by each of C/R Cobalt Investment Partnership, L.P. and C/R Energy Coinvestment II, L.P. through their mutual general partner, Carlyle/Riverstone Energy Partners II, L.P., of which C/R Energy GP II, LLC is the sole general partner.

(15)
Based on a Schedule 13G filed with the SEC on February 16, 2010. Such filing indicates that each of C/R Energy GP III, LLC and C/R Energy GP II, LLC is managed by an eight person managing board. Daniel A. D'Aniello, William E. Conway, Jr., David M. Rubenstein, Edward J. Mathias, Pierre F. Lapeyre, Jr., David M. Leuschen, Gregory Beard and Michael B. Hoffman, as the members of the managing boards of each of C/R Energy GP III, LLC and C/R Energy GP II, LLC, may be deemed to share beneficial ownership of the shares beneficially owned by C/R Energy GP III, LLC and C/R Energy GP II, LLC. Such persons disclaim such beneficial ownership. Each of the persons mentioned in footnotes 13 and 14 disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein, and this proxy statement shall not be deemed an admission that the reporting persons are beneficial owners of the shares for any purpose. The address of each of the persons mentioned in footnotes 13 and 14 and this paragraph is 712 Fifth Avenue, 51st Floor, New York, NY 10019.

(16)
Based on a Schedule 13G filed with the SEC on February 11, 2010. Such filing indicates that 55,601,595 shares are directly held by First Reserve Fund XI, L.P. ("Fund XI") and 18,581,904 shares are directly held by FR XI Onshore AIV, L.P. ("Onshore AIV"). First Reserve GP XI, L.P. ("GP XI") is the general partner of Fund XI and Onshore AIV, and First Reserve GP XI, Inc. ("GP XI Inc.") is the general partner of GP XI. In such capacities, GP XI and GP XI Inc. may be deemed to share beneficial ownership of the shares of the Company held by Fund XI and Onshore AIV. The address of each of the persons mentioned in this paragraph is One Lafayette Place, Greenwich, Connecticut 06830.

(17)
Based on a Schedule 13G filed with the SEC on February 16, 2010. Such filing indicates that the shares are owned by GSCP V Cobalt Holdings, L.L.C., GSCP V Offshore Cobalt Holdings, L.L.C., GSCP V GmbH Cobalt Holdings, L.L.C., GSCP VI Cobalt Holdings, L.L.C., GSCP VI Offshore Cobalt Holdings, L.L.C., GSCP VI GmbH Cobalt Holdings, L.L.C., GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P. (collectively, the "GS Investing Entities"), or are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. ("Goldman Sachs"), a broker or dealer registered under Section 15 of the Exchange Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The

  general partner, managing general partner or other manager of each of the GS Investing Entities is an affiliate of The Goldman Sachs Group, Inc. ("GS Group"). Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the GS Investing Entities. In accordance with the SEC Release No. 34-39538 (January 12, 1998) (the "Release"), this proxy statement reflects the securities beneficially owned by certain operating units (collectively, the "Goldman Sachs Reporting Units") of GS Group and its subsidiaries and affiliates. This filing does not reflect securities, if any, beneficially owned by any operating units of GS Group whose ownership of securities is disaggregated from that of the Goldman Sachs Reporting Units in accordance with the Release. The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion, or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units. The address of each of the persons mentioned in this paragraph is 85 Broad Street, 10th Floor, New York, New York 10004.

(18)
Based on a Schedule 13G filed with the SEC on February 9, 2010. Such filing indicates that 32,035,093 shares may be deemed to be directly beneficially owned by KERN Cobalt Co-Invest Partners AP LP (the "AP Partnership") and KERN Cobalt Group Management Ltd. ("KERN Cobalt Group"), as a result of KERN Cobalt Group being the general partner of the AP Partnership. The AP Partnership and KERN Cobalt Group may be deemed to have shared voting control and investment discretion over securities owned by the AP Partnership. Additionally, these 32,035,093 shares may be deemed to be indirectly beneficially owned by the following: The Board of Trustees of the Leland Stanford Junior University, Caisse de dépôt et placement du Québec, KERN Energy Partners I LP ("KERN I"), KERN Energy Partners II LP ("KERN II"), KERN Energy Partners III LP ("KERN III") and KERN Cobalt Co-Invest V LP ("KERN V"), each a limited partner of the AP Partnership; KERN Energy Partners I U.S. LP ("KERN I U.S."), KERN Energy Partners II U.S. LP ("KERN II U.S.") and KERN Energy Partners III U.S. LP ("KERN III U.S."), each a limited partner of KERN V; KERN Cobalt Group V LLC ("KERN Group V"), the general partner of KERN V; KERN Energy Partners Management Ltd. ("KERN Management"), the general partner of KERN I and KERN I U.S.; KERN Partners Ltd. ("KERN Partners"), the sole stockholder of Kern Cobalt Group, KERN Management and KERN Energy Partners Management II Ltd. ("KERN Management II") and the sole member of KERN Group V; KERN Management II, the general partner of KERN II and KERN II U.S.; KERN Energy Partners GP III LP ("KERN Energy GP"), the general partner of KERN III and KERN III U.S.; KERN Energy Partners Management III Ltd. ("KERN Management III"), the general partner of KERN Energy GP; Pentti Karkkainen, a director of KERN Partners; and D. Jeff van Steenbergen, a director of KERN Partners, a director and/or officer of certain subsidiaries and affiliates thereof and a director of the Company. KERN Partners may be deemed to have shared voting control and investment discretion over securities owned by the AP Partnership. Messrs. Karkkainen and van Steenbergen, each a director of KERN Partners, may also be deemed to have shared voting control and investment discretion over securities beneficially owned by the AP Partnership. The address of The Board of Trustees of the Leland Stanford Junior University is 2770 Sand Hill Road, Menlo Park, CA 94025. The address of Caisse de depot et placement du Quebec is 1000 place Jean-Paul-Riopelle, Montreal, Quebec, Canada H2Z 2B3. The address of each of the other persons mentioned in this paragraph is c/o KERN Partners Ltd., 200 Doll Block, 116-8th Avenue SE, Calgary, AB T2G 0K6.

Pledge of Shares

        To our knowledge, none of our officers or directors or five percent stockholders have pledged any of their respective shares.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board currently consists of 11 directors, and the Board has nominated 11 directors for election at the Annual Meeting to serve until the 2011 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Our certificate of incorporation authorizes five to 15 directors, as determined by the Board, and all directors are to be elected annually. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

        We are soliciting proxies in favor of the re-election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these 11 nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Information About the Nominees

        The names of the nominees, their ages as of March 31, 2010, and other information about them are set forth below:

        Joseph H. Bryant, 54, has been our Chief Executive Officer and Chairman of the Board since our inception in November 2005. Mr. Bryant has 32 years of experience in the oil and gas industry. Prior to joining Cobalt, from September 2004 to September 2005, he was President and Chief Operating Officer of Unocal Corporation, an oil and gas exploration and production company. From May 2000 to August 2004, Mr. Bryant was President of BP Exploration (Angola) Limited, from January 1997 to May 2000, Mr. Bryant was President of BP Canada Energy Company (including serving as President of Amoco Canada Petroleum Co. between January 1997 and May 2000, prior to its merger with BP Canada), and from 1993 to 1996, Mr. Bryant served as President of a joint venture between Amoco Orient Petroleum Company and the China National Offshore Oil Corporation focused on developing the offshore Liuhua fields. Prior to 1993, Mr. Bryant held executive leadership positions in Amoco Production Company's business units in The Netherlands and the Gulf of Mexico, serving in many executive capacities and in numerous engineering, financial and operational roles throughout the continental United States. Mr. Bryant currently also serves on the board of directors of the Berry Petroleum Company, an independent energy company. Mr. Bryant holds a Bachelor of Science in Mechanical Engineering from the University of Nebraska.

        Gregory A. Beard, 38, has been a member of the Board since October 2009 and is Chairman of our Compensation Committee. Mr. Beard is a Managing Director of Riverstone LLC. Prior to joining Riverstone in 2000, Mr. Beard was an Associate with Asen and Company, a privately held investment firm. Prior to joining Asen, Mr. Beard was associated with DC Investment Partners, a Nashville, Tennessee-based investment firm, and was also a Financial Analyst at Goldman, Sachs & Co. Mr. Beard serves on the boards of directors (or equivalent governing bodies) of Vantage Energy, LLC, Legend Natural Gas II, L.P., Legend Natural Gas III, L.P., Legend Natural Gas IV, L.P., Phoenix Exploration Company L.P., Virginia Uranium, Inc., Targe Energy LLC, and Canera Resources, Inc. Mr. Beard holds a B.A. from the University of Illinois at Urbana.

        Peter R. Coneway, 65, has been a member of the Board since October 2009 and is a member of our Nominating and Corporate Governance Committee. Mr. Coneway is a Managing Director of Riverstone LLC. Prior to joining Riverstone in March 2009, Mr. Coneway served as United States Ambassador to Switzerland and Liechtenstein from 2006 to 2008. Prior to his ambassadorship, he was a

Managing Director at Goldman Sachs & Co., and Head of the Houston office, which he founded in 1975. Having started at Goldman Sachs & Co. in 1969, he was named a General Partner in 1978 and established Goldman Sachs' Equities Sales, Trading and Research Division in Tokyo in 1987. Mr. Coneway holds a B.B.A. from the University of Texas and a Master in Business Administration from Stanford University.

        Henry Cornell, 53, has been a member of the Board since our inception in November 2005. Mr. Cornell is a managing director of Goldman, Sachs & Co. and the Chief Operating Officer of its Merchant Banking Division, which includes all of the firm's corporate, real estate and infrastructure investment committees. He is a member of all of its global Merchant Banking Investment Committees. Mr. Cornell serves on the boards of directors of First Marblehead Corporation, Kinder Morgan, Inc., USI Holdings Corporation and McJunkin Red Man Corporation. Mr. Cornell is Chairman of The Citizens Committee of New York City, Treasurer and Trustee of the Whitney Museum of American Art, Trustee of Grinnell College, a member of The Council on Foreign Relations, Trustee Emeritus of the Asia Society, Trustee Emeritus of the Japan Society and a member of Sotheby's International Advisory Board. Mr. Cornell joined Goldman Sachs in 1984. Prior to joining Goldman Sachs, Mr. Cornell practiced law with Davis Polk & Wardwell from 1981 to 1984 in New York and London. Mr. Cornell holds a B.A. from Grinnell College and a J.D. from New York Law School.

        Jack E. Golden, 61, has been a member of the Board since January 2010 and is a member of our Compensation Committee. Dr. Golden has well-rounded expertise and experience in the global oil and gas industry. After earning his Ph.D. in Physics, Dr. Golden joined Shell in 1977, later joining BP p.l.c. ("BP") in 1982. He held numerous executive positions in North America, including President of BP's North American E&P business. For much of his last decade with BP, he served as Group Vice President—Exploration and Production. During this period, he was involved with the development and operation of BP's business in North America, Europe, South America, West Africa and Russia. Dr. Golden retired from BP at the beginning of 2006. He is currently managing partner of Edgewater Energy Partners, a Texas-based consulting and investment firm focused on the oil and gas industry, and a director of Atwood Oceanics, Inc., an international offshore drilling company. Additionally, Dr. Golden is President of Four Winds Consulting LLC, which served as advisor to the Board from March 2007 until December 2009.

        Kenneth W. Moore, 40, has been a member of the Board since August 2007 and is a member of our Audit Committee. Mr. Moore is a Managing Director of FRC Founders Corporation, formerly named First Reserve Corporation, a private equity company which invests exclusively in the energy industry, which he joined in January 2004. Prior to joining First Reserve, Mr. Moore spent four years with Morgan Stanley in New York. Mr. Moore holds a B.A. from Tufts University and a Master in Business Administration from the Johnson School of Management at Cornell University.

        J. Hardy Murchison, 38, has been a member of the Board since August 2007 and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Murchison is a Managing Director of FRC Founders Corporation, formerly named First Reserve Corporation, a private equity company which invests exclusively in the energy industry. Prior to joining First Reserve, he was Vice President of Corporate Development at Range Resources Corporation, an independent oil and gas company. He began his career at Simmons & Company International. Mr. Murchison holds a B.A. from the University of Texas and a Master of Business Administration from Harvard Business School.

        Kenneth A. Pontarelli, 39, has been a member of the Board since our inception in November 2005, is Chairman of our Nominating and Corporate Governance Committee and is a member of our Compensation Committee. Mr. Pontarelli is a Managing Director in the Merchant Banking Division of Goldman, Sachs & Co. Mr. Pontarelli joined Goldman, Sachs & Co. in 1992 and became a managing director in 2004 and a partner in 2006. He is a director of Expro International Group Ltd., CCS, Inc.,

Energy Future Holdings Corp., CVR Energy, Inc. and Kinder Morgan, Inc. He holds a B.A. from Syracuse University and a Master in Business Administration from Harvard Business School.

        Myles W. Scoggins, 62, has has been a member of the Board since March 2010 and is a member of our Audit Committee. In June 2006, Dr. Scoggins was appointed President of the Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corporation and Exxon Mobil Corporation, where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Company. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corporation. He currently also serves as a director of Questar Corporation, Trico Marine Services, Inc., and Venoco, Inc. In addition, he is a director of the Colorado Oil and Gas Association and a member of the National Advisory Council of the United States Department of Energy's National Renewable Energy Laboratory. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa.

        D. Jeff van Steenbergen, 54, has been a member of the Board since our inception in November 2005 and is a member of our Compensation Committee. Mr. van Steenbergen is a co-founding and General Partner of KERN Partners Ltd., an energy sector private equity firm based in Calgary. He has been with this firm since 2001 and serves on the boards of seven of KERN's international and Canadian portfolio companies. Prior to that, Mr. van Steenbergen was a Managing Director and co-head of North American Oil and Gas with JP Morgan and Co., and before that was a Managing Director with a leading Canadian investment banking firm. He has been active in the North American and international energy sector for over 30 years and has a broad range of experience as a private equity investor, investment banker, and in operating and operations management roles with Mobil Corporation and with Schlumberger. Mr. van Steenbergen holds a Bachelor of Applied Science in Civil Engineering from Queen's University and a Master of Business Administration from Dalhousie University, and attended executive programs at Harvard Business School and INSEAD.

        Martin H. Young, Jr., 57, has been a member of the Board since October 2009 and is Chairman of our Audit Committee. Mr. Young has been the Senior Vice President and Chief Financial Officer of Falcon Seaboard Diversified, Inc. (Falcon) and its predecessor companies, Falcon Seaboard Holdings, L.P. and Falcon Seaboard Resources, Inc., since 1992. Falcon is a private energy company involved in natural gas exploration and production, real estate and private investments. In July 2007, Mr. Young retired as Chairman of the Board (a position he had held for 11 years) and as a member of the Board of the Texas Mutual Insurance Company (a position he had held for 12 years), the largest provider of workers' compensation insurance in the State of Texas. Prior to his employment with Falcon, Mr. Young had 13 years of banking experience, the last ten working for a major California bank as the Vice President/Area Manager for the corporate banking group. Mr. Young currently also serves as Chairman of the board of directors of the Berry Petroleum Company, an independent energy company, a position he has held for five of the past ten years he has served on Berry Petroleum's board. Mr. Young holds a Bachelor of Business Administration from Duquesne University and a Master of Business Administration from Southern Illinois University.

Director Compensation

        The following table lists the individuals who served as our directors during 2009. Other than Mr. Young, none of our directors, including our employee directors, earned any compensation for their services as directors during 2009.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph H. Bryant	—		—	—	—	—	—	—
Gregory A. Beard	—		—	—	—	—	—	—
Peter R. Coneway	—		—	—	—	—	—	—
Henry Cornell	—		—	—	—	—	—	—
Kenneth W. Moore	—		—	—	—	—	—	—
J. Hardy Murchison	—		—	—	—	—	—	—
Kenneth A. Pontarelli	—		—	—	—	—	—	—
D. Jeff van Steenbergen	—		—	—	—	—	—	—
Martin H. Young, Jr.	19,452	(1)	—	—	—	—	—	19,452	(1)

(1)
On January 28, 2010, Mr. Young received $44,110 as a retainer in recognition of his service to the Board during the period from the commencement of his service on October 22, 2009 though March 31, 2010. The $19,452 set forth in the table reflects the portion of the retainer that relates to the period of his service during 2009. Mr. Young elected to receive the retainer in shares of our common stock.

        Individuals serving as non-employee directors who are not equity partners or service providers of any of our controlling stockholders receive:

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  a $100,000 annual retainer; and

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  subject to approval of our Non-Employee Directors Compensation Plan by stockholders, an annual award of restricted stock units with a fair market value of $75,000 (or a prorated portion thereof if the director is elected or appointed off-cycle—i.e., not on June 1).

        The Chairperson of the Audit Committee receives an additional annual retainer of $20,000. The Chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee and/or any other committee of the Board receives, for his or her service in each such position, an additional annual retainer of $5,000. These additional retainers are available only for such Chairpersons who are non-employee directors who are not equity partners or service providers of any of our controlling stockholders.

        The retainers are payable at the director's election in cash and/or shares of the Company's common stock. Each award of restricted stock units is granted pursuant to a Restricted Stock Unit Award Notification under our Non-Employee Directors Compensation Plan. The award generally is settled one year after grant in shares of common stock. Payment with respect to the retainers and restricted stock units may be deferred at the director's election pursuant to the terms of our Non-Employee Directors Deferral Plan.

Vote Required

        Directors will be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote.

Recommendation

        The Board recommends that stockholders vote "FOR" each of the nominees for director. If not otherwise specified, proxies will be voted "FOR" each of the nominees for director.

PROPOSAL 2

APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. NON-EMPLOYEE
DIRECTORS COMPENSATION PLAN AND THE COBALT INTERNATIONAL ENERGY, INC.
NON-EMPLOYEE DIRECTORS DEFERRAL PLAN

        The Cobalt International Energy, Inc. Directors Compensation Plan (the "Compensation Plan") and the Cobalt International Energy, Inc. Directors Deferral Plan (the "Deferral Plan" and, together with the Compensation Plan, the "Plans") are designed to attract and retain the services of experienced non-employee directors, thereby furthering our best interests and those of our stockholders. To that end, the Compensation Plan provides directors with compensation for their services in the form of cash and/or shares of our common stock, and the Deferral Plan provides directors opportunities to defer income taxes on the compensation they receive under the Compensation Plan as well as the opportunity to acquire additional shares of common stock.

        The Board, on the recommendation of the Compensation Committee, approved and adopted the Plans on January 28, 2010, subject to stockholder approval. The Board has approved the director compensation program described in the "Director Compensation" section of this proxy statement. The Plans are being presented for stockholder approval in accordance with the requirements of the New York Stock Exchange to permit issuances of shares of common stock under the Plans.

Non-Employee Directors Compensation Plan and Non-Employee Directors Deferral Plan

        The Compensation Plan is attached as Annex A and the Deferral Plan is attached as Annex B to this proxy statement. The principal features of the Plans are summarized below. The summary below is subject, in all respects, to the actual terms of the Plans.

Eligibility

        Each member of the Board who is not one of our full-time or part-time officers or employees or equity partners or service providers of any of our controlling stockholders is eligible to receive an award under the Compensation Plan and to defer the award under the Deferral Plan. There are presently three individuals who are eligible to participate in the Plans.

Shares Available for Issuance

        The Compensation Plan provides for the issuance of a maximum of 750,000 shares of common stock. This maximum share limit does not include "replacement awards" granted to a participant in assumption of, or in substitution for, an outstanding award previously granted to the participant by a company acquired by us or with which we combine. Shares of our common stock subject to an award (other than a replacement award) that expires or is canceled or forfeited or otherwise terminates without the delivery of such shares of common stock will be available for reissuance under the Compensation Plan, including any such shares of common stock that are tendered or withheld in payment of an exercise price or for withholding taxes or are not issued when the award is settled.

Adjustments

        If the Board determines that an adjustment is necessary, it will adjust equitably the following to reflect any change in the shares of common stock resulting from any corporate transaction or event affecting the shares of common stock:

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  the terms of any outstanding awards under the Compensation Plan;

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  the number of shares of common stock issuable under the Compensation Plan; and

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  the number of shares of common stock issuable upon distribution of deferrals under the Deferral Plan.

        Examples of transactions and events that may require such equitable adjustments include dividends, recapitalizations, stock splits, reorganizations, mergers, spin-offs, combinations and share repurchases.

Awards under the Compensation Plan

        Generally.    Under the Compensation Plan, the Board is authorized to grant cash retainers, stock options, restricted stock units ("RSUs") and other stock-based awards. The Plan is administered by the Board, which is authorized to select individuals to receive awards, determine the types of awards and number of shares of common stock covered by awards and determine the terms and conditions of awards.

        Stock Options.    The per share exercise price of a stock option (other than a replacement award) may not be less than the closing price of a share of common stock on the grant date. No stock option may be exercisable more than ten years after the grant date.

        Retainers.    The Board may grant cash retainers with terms and conditions determined by the Board, including:

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  the amounts payable;

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  the payment dates;

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  whether the retainers may be electively received in shares of common stock;

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  whether the retainers may be electively deferred; and

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  whether any deferred retainers may be distributed in cash and/or shares of common stock.

Deferrals under the Deferral Plan

        Generally.    Under the Deferral Plan, a participant may elect to defer receipt of all or a specified portion of shares of common stock issuable upon distribution of any RSU and/or any cash retainer that is granted to the participant under the Compensation Plan. The Deferral Plan is administered by the Board, which is authorized to select individuals to have the opportunity to defer awards and to set terms and conditions of deferrals. To make an election to defer receipt of an award, a participant must execute and file with us an election form specifying:

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  the portion of any shares of common stock issuable upon distribution of any RSU and/or the portion of any retainer that will be deferred;

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  in the case of a deferred retainer, whether distribution will be made in cash or shares of common stock; and

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  the time at which the deferred cash or shares of common stock will be distributed, which time may be:

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  a specified date;

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  termination of the participant's service on the Board; or

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  a specified date following such termination.

        The election form will remain in effect unless and until the participant files a superseding election form or revokes the election form.

        Timing of Elections.    If a participant executes an election form within 30 days after becoming eligible to participate in the Deferral Plan, the election will apply to any RSU or retainer that is granted to the participant on or after the date on which the participant executes the form. If a participant executes an election form at any time thereafter, the election will apply to any RSU or retainer that is granted to the participant at any time following the year in which the participant executes the form.

        Subsequent Election Forms.    A participant who has an election form on file with us may execute and file with us a subsequent election form at any time. The subsequent election form will apply to any RSU or retainer that is granted to the participant following the year in which the participant executes the form.

        Revoking Election Forms.    A participant may revoke an election form at any time by providing written notice to us. The revocation will apply to any RSU or retainer that is granted to the participant following the year in which the participant provides such notice.

        Redeferrals.    Not later than 12 months prior to the date on which a deferred RSU or retainer is scheduled to be distributed to a participant, the participant may execute and file with us an election to redefer the RSU or retainer to a date that is not less than five years after the scheduled distribution date.

        Vesting.    Each RSU and retainer that is deferred under the Deferral Plan is fully vested and non-forfeitable at all times from the deferral date.

Distributions of Deferrals under the Deferral Plan

        Timing of Distribution.    Distribution with respect to a participant's deferred RSU or retainer is scheduled to be made in a single lump sum at the time specified on the applicable election form. As described below, the time of distribution may be accelerated or delayed in connection with the termination of a participant's service and will be accelerated upon a "change in control" (as defined below).

        Form of Distribution.    Each deferred RSU will be distributed in shares of common stock. Each deferred retainer will be distributed in cash or shares of common stock, as specified on the applicable election form. However, cash will be distributed in lieu of any fractional shares of common stock.

        Amount of Distribution in Shares.    Each deferred RSU, and each deferred retainer that is scheduled to be distributed in shares of common stock, will be notionally invested in shares of common stock from the deferral date through the distribution date. In the case of a deferred RSU, the initial number of notional shares of common stock will be the number of shares of common stock deferred. In the case of a deferred retainer, the initial number of notional shares of common stock will be determined by dividing the amount of the retainer by the closing price of a share of common stock on the deferral date. Each deferred RSU and retainer will be allocated to a separate bookkeeping account to record the number of notional shares of common stock.

        A participant's account will be credited with any dividend that would have been paid on a number of outstanding shares of common stock equal to the number of notional shares of common stock credited to the account as of the dividend payment date. Any such credited dividend will be converted into shares of common stock based on the value of the dividend.

        On the distribution date, the participant will receive the number of shares of common stock equal to the number of notional shares of common stock credited to the participant's account.

        Amount of Distribution in Cash.    A deferred retainer that is scheduled to be distributed to a participant in cash will be allocated to a separate bookkeeping account to record the value of the deferred retainer. The account will be credited with notional investment earnings or losses based on the performance of the investment references selected by the participant from among the investment references that the Board makes available under the Deferral Plan. On the distribution date, the participant will receive an amount in cash equal to the value of the participant's account as of the end of the calendar quarter immediately preceding, or ending on, the distribution date.

Termination of Service

        Compensation Plan.    The Board may determine the effect of a termination of a participant's service on an award granted under the Compensation Plan, including whether the award may be exercised, settled, vested, paid or forfeited.

        Deferral Plan.    All of a participant's deferred RSUs and retainers will be distributed on the participant's death or "disability" (as defined in the Deferral Plan). If a participant's service with us terminates for any reason other than due to the participant's death or disability, the participant's deferred RSUs and retainers will be distributed at the time specified on the participant's election form.

        Section 409A.    If the Board considers a participant to be one of our "specified employees" under Internal Revenue Code Section 409A at the time of the participant's termination of service, then any distribution that otherwise would be made to the participant under the Plans as a result of such termination will not be made until the date that is six months after such termination, except to the extent that earlier distribution would not result in the participant's incurring interest or additional tax under Section 409A.

Change in Control

        Compensation Plan.    Unless specifically provided to the contrary in an award document, upon a change in control, all awards granted under the Compensation Plan will become fully exercisable, vest and be settled, as applicable, and any restrictions applicable to the awards will lapse.

        Deferral Plan.    All of a Participant's deferred RSUs and retainers will be distributed upon a change in control.

        Definition of "change in control".    The Plans generally define a "change in control" to mean:

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  the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by any of our controlling stockholders or their respective affiliates or a company employee benefit plan or trust);

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  the replacement of the majority of the Board during any 12-month period (other than by directors approved by a majority of the remaining directors);

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  the consummation of a merger or consolidation of us with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

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  the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

Amendment and Termination of Plans, Awards and Deferrals

        Compensation Plan.    Unless prohibited by applicable law or otherwise expressly provided in an award document or the Compensation Plan, the Board may amend, alter, suspend, discontinue or terminate the plan. However, the Board may not take such action without:

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  stockholder approval, if such approval is required by law or the rules of the stock market or exchange on which the shares of common stock are principally quoted or traded; or

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  the consent of a participant, if the action would materially adversely affect the rights of the participant under an outstanding award (unless such action is necessary to cause the plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations).

        Awards.    With respect to any award granted under the Compensation Plan, the Board may, without the consent of the holder of the award:

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  waive any conditions or rights under the award;

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  amend the terms of the award; or

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  alter, suspend, discontinue or terminate the award.

        However, the Board may not take any such action that would:

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  materially adversely affect the rights of the participant under the award (unless such action is necessary to cause the plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations); or

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  directly or indirectly reduce the exercise price of the award (except pursuant to the adjustment provision described above in the event of a corporate transaction or event affecting the shares of common stock).

        Deferral Plan and Deferrals.    The Board may amend, suspend or discontinue the Deferral Plan or a deferral at any time. However, the Board may not take any such action that would reduce the accrued benefit of a participant except to the extent necessary to comply with federal, state or other applicable law. The Board may also, without a participant's consent, amend or modify the terms of the Deferral Plan or a deferral to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to a participant under Internal Revenue Code Section 409A. The Board may terminate the Deferral Plan at any time, so long as such termination complies with applicable tax and other requirements.

  Federal Income Tax Consequences of Awards and Deferrals

        The following discussion is intended only as a general summary of the federal income tax consequences to participants in the Plans. It does not discuss all of the tax consequences that may be relevant to participants in light of particular tax circumstances. The discussion is based on provisions of the Internal Revenue Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction.

        Stock Options.    Any stock options granted under the Compensation Plan will not be qualified under Internal Revenue Code Section 422. A participant will not have taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will have taxable ordinary income equal to the excess of the fair market value of the shares of common stock received on the exercise date over the aggregate exercise price of the shares of common stock. The participant's tax basis in the shares of common stock acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares of common stock acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares of common stock for more than one year before selling them. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of common stock.

        RSUs.    A participant will not realize taxable income at the time of the grant of an award of RSUs, and we will not be entitled to a deduction at that time. Upon settlement of the RSUs, the participant generally will recognize ordinary income equal to the value of the payment received, and we generally will be entitled to a deduction in the same amount. See below for a discussion of Internal Revenue Code Section 409A, which may apply to an award of RSUs.

        Retainers.    Unless a participant defers a retainer under the Deferral Plan, the participant will recognize ordinary income on grant of the retainer under the Compensation Plan in an amount equal to the value of the retainer at the time of grant. If the retainer is paid in cash, the amount recognized will equal the amount of the cash. If the retainer is paid in shares of common stock, the amount recognized will equal the fair market value of the shares of common stock on the grant date. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, at the time that the participant recognizes such income. See below for a discussion of Internal Revenue Code Section 409A, which may apply to a deferred retainer.

        Other Stock-Based Awards.    The Compensation Plan permits the Board to grant other stock-based awards, which may include, for example, stock appreciation rights ("SARs") and restricted stock.

        SARs.    A SAR is a contractual right to receive, in cash or shares of common stock, an amount equal to the appreciation of one share of common stock from the grant date. There are no federal income tax consequences to either the participant or us upon the grant of a SAR. The participant generally will recognize ordinary income upon the exercise of the SAR in an amount equal to the aggregate amount of cash and/or the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a deduction equal to the amount includible in the participant's income.

        Restricted Stock.    Restricted stock is an award of shares of common stock that are subject to restrictions on transfer and a substantial risk of forfeiture. A participant will not recognize any income upon receipt of the shares of common stock unless the participant elects under Internal Revenue Code Section 83(b), within 30 days after receipt of the shares of common stock, to recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time of receipt, less any amount paid for the shares of common stock. A participant who makes such an election will not be allowed a deduction for the value of any shares of common stock subsequently forfeited. A participant who does not make such an election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares of common stock in an amount equal to the fair market value of the shares of common stock on such date, less any amount paid for the shares of common stock. At the time the participant recognizes ordinary income, we generally will be entitled to a deduction in the same amount.

        Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares of common stock. Such gain or loss will be long-term capital gain or loss if the participant holds such shares of common stock for more than one year.

        Deferred Compensation and Internal Revenue Code Section 409A.    An RSU or retainer may constitute deferred compensation that is subject to Internal Revenue Code Section 409A if it provides by its terms for the deferral of compensation or if it is deferred by a participant under the Deferral Plan. Internal Revenue Code Section 409A imposes on an employee or other service provider an additional 20% tax (in addition to ordinary income tax) plus interest on deferred compensation that does not meet specified requirements under Internal Revenue Code Section 409A.

        The Plans are intended to comply with the requirements of Internal Revenue Code Section 409A, and the provisions of the Plans and any award documents and election forms will be interpreted in a manner that satisfies these requirements. If any provision of the Plans or any term or condition of any award or election form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Nevertheless, we cannot guarantee that the operation of the Plans will eliminate all risk that a participant may be required to pay additional taxes or interest under Internal Revenue Code Section 409A with respect to awards and deferrals under the Plans.

        A participant generally will not be subject to income taxes with respect to an RSU or retainer granted under the Compensation Plan that provides by its terms for the deferral of compensation or that is deferred by the participant under the Deferral Plan until the distribution of shares of common stock and/or cash with respect to the RSU or retainer is made to the participant. The fair market value at the time of distribution generally will be taxable to the participant as ordinary income at the time of distribution. We generally will be entitled to a deduction in the same amount.

        The participant's aggregate tax basis for purposes of reselling any shares of common stock received on distribution is the amount taxed as ordinary income upon receipt of the shares of common stock. Any gain or loss on a sale of the shares of common stock will be treated as capital gain or loss and will be long-term capital gain or loss if the shares of common stock are held for more than one year after they are distributed to the participant.

Plan Benefits

        The Board has approved the director compensation program described in the "Director Compensation" section of this proxy statement. In recognition of services already performed for the Company or upon the appointment of a new director, the Board has approved payments pursuant the Plans to certain non-employee directors. The issuance of RSU awards to such directors is subject to stockholder approval of the Plans.

        On January 28, 2010, Mr. Martin H. Young, Jr. received $44,110 as a retainer in recognition of his service to the Board during the period from the commencement of his service on October 22, 2009 though March 31, 2010. Mr. Young elected to receive the retainer in shares of our common stock. Mr. Young also received an initial award of 3,364 RSUs, subject to stockholder approval of the Plans.

        On January 28, 2010, the Board elected Dr. Jack E. Golden as a member of the Board effective as of such date. Dr. Golden will receive a $100,000 annual retainer (prorated to $92,222 for calendar year 2010) and an initial award of 2,034 RSUs for his service through May 31, 2010, subject to approval of the Plans by our stockholders.

        On February 25, 2010, the Board elected Dr. Myles W. Scoggins as a member of the Board, effective March 1, 2010. Dr. Scoggins will receive a $100,000 annual retainer (prorated to $83,836 for calendar year 2010) and an initial award of 1,459 RSUs for his service through May 31, 2010, subject to approval of the Plans by our stockholders. Mr. Scoggins elected to receive 50% of the retainer in shares of our common stock.

        For each of Dr. Golden and Dr. Scoggins, the first portion of his prorated retainer was paid on April 1, 2010, in accordance with the quarterly schedule for payment of director retainers.

        The following table sets forth the projected annual benefits to be received by certain groups pursuant to the Plans. As participation in the Plans is limited to non-employee directors, no benefits are afforded to our Named Executive Officers (as defined below in "Executive Compensation"), other executive officers or employees generally.

The Cobalt International Energy, Inc. Directors Compensation Plan and the Cobalt International Energy, Inc. Directors Deferral Plan
Group	Dollar Value ($)(1)
Named Executive Officers	—
All current executive officers, as a group	—
All current directors who are not executive officers, as a group(2)	555,000
All employees, including all current officers who are not executive officers, as a group	—

(1)
As participants may elect to receive all or a portion of their cash retainers in shares of common stock, the number of shares to be issued under the Plans is not yet determinable. As the number of shares to be received is fixed by reference to a dollar value, the dollar value of the shares has been specified.

(2)
The projected dollar value of the benefits included in the table is based on the following assumptions: (1) three non-employee directors are currently eligible for compensation under the Plans; (2) each of these non-employee directors will receive the full $100,000 retainer (in cash or shares) and an RSU award with a value of $75,000 on the date of grant (with no pro rata reduction in either the retainer or the RSU award); (3) an additional $20,000 retainer will be paid to the Chairperson of the Audit Committee; and (4) an additional $5,000 retainer will be paid to each of the Chairperson of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee.

Vote Required

        The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 2.

Recommendation

        The Board recommends that the stockholders vote "FOR" Proposal 2: The approval of the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan. If not otherwise specified, proxies will be voted "FOR" Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending December 31, 2010. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for the year ending December 31, 2010 is not required, but is being submitted as a matter of good corporate practice.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Fees Paid to Independent Auditors

        The following table presents aggregate fees billed to us for the years ended December 31, 2009 and 2008, for professional services rendered by Ernst & Young LLP ("E&Y"), our principal accountant for the audit of our annual financial statements and review of our interim financial statements.

	2009	2008
	($ in thousands)
Audit Fees	$810	$196
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$810	$196

        Audit Fees.    Audit fees consisted of fees billed by E&Y for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements. Such fees included fees associated with the preparation and review of the registration statement on Form S-1 relating to our IPO.

        Audit-Related Fees.    Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under "Audit Fees".

        Tax Fees.    Tax fees consist of tax advice and tax planning services.

Pre-Approval Policies and Procedures

        Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" above. The Audit Committee considers whether the provision of the services disclosed under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence.

Vote Required

        The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 3.

Recommendation

        The Board recommends that stockholders vote "FOR" Proposal 3: The ratification of Appointment of Independent Auditors. If not otherwise specified, proxies will be voted "FOR" Proposal 3.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board consists of two non-employee independent directors, Mr. Martin H. Young, Jr. and Dr. Myles W. Scoggins, and one non-employee, non-independent director, Mr. Kenneth W. Moore. The Audit Committee is a separately designated standing committee of the Board established in accordance with section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on October 22, 2009, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance.

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

AUDIT COMMITTEE Martin H. Young, Jr., Chairman Myles W. Scoggins Kenneth W. Moore

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview and Objectives

        As we are a young company in the oil and gas exploration and production industry, our operations have to date centered on identifying prospects that may contain oil, acquiring the rights to explore and develop them, commencing drilling, and preparing for our production phase. We have accomplished this with a small team of management individuals with significant industry experience. We have designed our compensation program to attract and retain these highly experienced individuals, who have competing opportunities at more well-established companies, as well as to motivate and reward these individuals for the successful launch of the company's business.

        We accomplished these objectives primarily by granting the management team ownership interests in our company, in addition to base salaries and annual cash bonuses. Each executive's compensation package was individually negotiated at the time of his hire and, generally, cash salaries and annual bonuses were established at industry-competitive levels. The ownership interests functioned as long term incentive compensation, with a substantial return prospect commensurate with the high risk profile of our start-up status. In conjunction with our IPO, and our recapitalization from a partnership to a corporation, management's ownership interests were converted into shares of our common stock or awards of restricted stock made under the Cobalt International Energy, Inc. Long Term Incentive Plan, or Incentive Plan. See "Elements of Compensation—Long Term Incentive (Equity) Compensation."

        We expect that, as our company continues to mature and our management and executive ranks expand, our compensation program will become more conventional, and will more closely resemble a market-based compensation program, in which we will compare our programs and compensation levels to other companies in our industry. In 2009, the compensation paid to our executives was modified in connection with our IPO, when we entered into a new employment or severance agreement with each of our senior executives. Generally, the duration of each such agreement matches the period during which the senior executive is subject to restrictions on the sale of his or her shares of our common stock. The terms of the employment and severance agreements are summarized in the "Employment and Severance Agreements" section that follows the "Grants of Plan-Based Awards" table and in the "Potential Payments Upon Termination or Change in Control" section.

        This Compensation Discussion and Analysis describes the objectives and elements of our compensation program in 2009 for our Chief Executive Officer, the two individuals who served as our Chief Financial Officer in 2009 and our three other most highly compensated executive officers. We refer to these individuals as our "Named Executive Officers" or "NEOs". This section should be read together with the Compensation Tables that follow, which disclose the compensation awarded to, earned by or paid to, our NEOs in or with respect to 2009.

Elements of Compensation

        Since our inception, our compensation package has consisted of base salaries, annual cash bonuses and long term incentive compensation. We expect that these elements will remain the elements of our compensation program going forward, although the relative proportions of each element, and the specific plan and award designs, will continue to evolve as we become a more established enterprise.

        Base Salary.    Pursuant to individually negotiated arrangements at their respective times of hire, each NEO agreed to a moderate base salary in recognition of the substantial prospect of financial gain from his ownership interest in our company.

        In late 2008, our Chief Executive Officer presented recommendations to our Compensation Committee informed in part by a review of our executive compensation program conducted by Cogent

Compensation Partners ("Cogent"), a compensation consultant we engaged. The review found that the base salaries paid to our senior executives, including our NEOs, generally were below the 25th percentile of the base salaries paid to executives in similar positions at companies within the selected reference group of companies listed below. Our Compensation Committee considered this finding, along with other factors cited by our Chief Executive Officer, such as the significant increases in capital commitments that our NEOs were prepared to make along with the increases which were being made by the controlling stockholders under the partnership agreement that was concurrently being negotiated, and the increased responsibilities of our NEOs associated with our maturation (including, in the case of Mr. Painter, his promotion to Executive Vice President). Effective January 1, 2009, the Compensation Committee determined that the base salaries of our NEOs (other than Mr. Gray, who had not yet commenced employment) should be increased as follows: Mr. Bryant (from $412,000 to $1,000,000), Mr. Wilkirson (from $350,000 to $400,000), Mr. Gillespie (from $386,250 to $500,000), Mr. Farnsworth (from $360,500 to $475,000) and Mr. Painter (from $360,500 to $600,000).

        Cogent's review included the following reference group: Anadarko Petroleum Corporation; Apache Corporation; Chesapeake Energy Corporation; Devon Energy Corporation; EOG Resources, Inc.; Murphy Oil Corporation; Newfield Exploration Company; Noble Energy, Inc.; Range Resources Corporation and XTO Energy, Inc. Cogent has provided us with no other services.

        Annual Bonus.    Our annual incentive plan focuses key executives on achievement of the near term objectives of our current business plan. Each year, our Compensation Committee and our Chief Executive Officer establish key performance indicators for that year. The performance indicators are derived from our strategic and business growth plan. The table below sets forth our key performance indicators, including corresponding milestones and their respective weightings for each indicator other than Health, Safety, Security and Environment ("HSSE") performance, established by our Compensation Committee and our Chief Executive Officer for 2009, as well as the Compensation Committee approved 2009 results and payments. Although there were no pre-established milestones and weightings for HSSE performance, the Compensation Committee retained discretion to increase or decrease the payments, as determined by the performance with respect to the other indicators, to reflect HSSE performance.

Performance Indicator	Target Milestone	Stretch Milestone	Target Weighting	Stretch Weighting	Approved Results	Approved Payout
Discoveries	1 Discovery	2 Discoveries	25%	31%	2 Discoveries	31%
Funding Raised	$600 million	$720 million	15%	19%	>$720 million	19%
Appraisal Well Success	1 Success	2 Successes	20%	25%	0 Successes	0%
West Africa Agreements	Completed Agreements	2 Drill Ready Locations	20%	25%	Completed Agreements	20%
Operational Performance	Well Costs at or Below Authorizations for Expenditures ("AFEs")	Well Costs at or Below 90% of AFEs	20%	25%	Well Costs Above AFEs	0%
HSSE Performance	N/A	N/A	N/A	N/A	Exceptional HSSE performance	30%
Total	—	—	100%	125%	—	100%

        Each NEO was eligible for a 2009 target bonus amount equal to 100% of his 2009 base salary. As shown above, the Compensation Committee and our Chief Executive Officer determined that for 2009 the key performance indicators were achieved at levels that allowed for an approved payout of 100% of each NEO's respective target bonus amount. The Compensation Committee determined that Messrs. Bryant and Gillespie were instrumental in establishing our long-term alliance with TOTAL and our Gulf of Mexico partnership with Sonangol as well as guiding the company through the IPO process, all of which occurred during 2009, thereby securing the capital necessary for the execution of our business plan. As a result, the Compensation Committee awarded Messrs. Bryant and Gillespie a supplemental cash bonus for 2009 under the annual incentive plan in an amount equal to their respective 2009 base salaries. Annual bonuses with respect to the 2009 fiscal year under the annual incentive plan were calculated and paid in December 2009.

        Cash Compensation.    Because we have not to date generated cash from operations, we have aimed to conserve cash by making non-cash elements of our compensation program—that is, our long term incentives—the largest component of total target compensation. We expect that this emphasis on long term incentives will continue for the foreseeable future. Also, we would generally expect that the proportion of long term incentive would be largest for more senior members of the management team, including our NEOs, whose performance can be reasonably expected to have a greater impact on our company's performance.

        Long Term Incentive (Equity) Compensation.    Historically, our long term incentives, and the major portion of our NEOs' total target compensation, have been granted in the form of partnership interests in our pre-IPO partnership predecessor, representing targeted profits interests in our company. On November 10, 2005, Messrs. Bryant, Gillespie, Farnsworth and Painter were granted units of Class B partnership interests in our company. The Class B units granted to Messrs. Bryant, Gillespie, Farnsworth and Painter vested in equal installments on a monthly basis over a four-year period and became fully vested on November 10, 2009. Prior to our IPO, we generally granted Class B units to our new hires, including Mr. Wilkirson, with 60% of the units vesting on the third anniversary of the employee's hire date and the remaining 40% of the units vesting on the fourth anniversary of the employee's hire date. We did not grant any Class B units to Rodney L. Gray, who became our Chief Financial Officer on June 1, 2009.

        In connection with our IPO, vested Class B units held by our NEOs and other executives and employees were converted into unrestricted shares of our common stock, and unvested Class B units were converted into restricted shares of our common stock granted under the Incentive Plan and individual award agreements. In addition, immediately prior to the closing of our IPO, we granted Class C and/or Class D units to each of our NEOs and to certain of our other executives and key employees. We also granted Class C units to Mr. Gray upon his hiring. These unvested units also were converted upon the closing of our IPO into restricted shares of our common stock granted under the Incentive Plan and individual award agreements. These restricted shares are subject to service and/or performance conditions and are intended to retain our key executives through our transition to an established public company. We expect to continue to issue equity-based and cash incentive awards to our NEOs and other executives and employees under the Incentive Plan. For information regarding the Incentive Plan, see the "Grants of Plan-Based Awards" table and "Potential Payments Upon Termination or Change in Control".

        Other Benefits.    We offer our employees a 401(k) savings plan and group health and life insurance. To date we have not offered other welfare or fringe benefits or perquisites.

        Compensation Process.    Executive compensation is determined by the Compensation Committee, in consultation with the Chief Executive Officer as to executives other than himself. See "—Committees of the Board of Directors—Compensation Committee".

 Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Gregory A. Beard, Chairman Jack E. Golden J. Hardy Murchison Kenneth A. Pontarelli D. Jeff van Steenbergen

Summary Compensation Table

        The following table summarizes the compensation of our NEOs for 2009. Our NEOs are our Chief Executive Officer, Chief Financial Officer, former acting Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation set forth in the table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph H. Bryant	2009	1,000,000	1,000,000	13,339,526	1,000,000	31,113	16,370,639
Chairman & Chief	2008	412,000	—	—	365,650	29,527	807,177
Executive Officer
Rodney L. Gray*	2009	291,667	—	8,515,503	291,667	6,250	9,105,087
Chief Financial Officer
John P. Wilkirson*	2009	400,000	—	844,345	400,000	14,700	1,659,045
Former Acting Chief	2008	350,000	—	—	155,313	30,906	536,219
Financial Officer
Samuel H. Gillespie	2009	500,000	500,000	3,200,472	500,000	29,250	4,729,722
General Counsel	2008	386,250	—	—	342,797	28,800	757,847
James W. Farnsworth	2009	475,000	—	5,222,192	475,000	30,233	6,202,425
Chief Exploration Officer	2008	360,500	—	—	319,944	29,760	710,204
James H. Painter	2009	600,000	—	5,222,192	600,000	30,420	6,452,612
EVP, Gulf of Mexico	2008	360,500	—	—	319,944	29,760	710,204

*
Mr. Wilkirson served as our acting Chief Financial Officer from October 15, 2008 through May 31, 2009. Effective as of June 1, 2009, Mr. Gray became our Chief Financial Officer and Mr. Wilkirson returned to his position as Vice President—Strategy and Planning.

(1)
The amounts reported for Messrs. Bryant, Wilkirson, Gillespie, Farnsworth and Painter are the salaries that each received for the entire year. Mr. Gray's annualized base salary for 2009 was $500,000; the amount reported in the table is the salary that Mr. Gray received from the commencement of his employment on June 1, 2009 through December 31, 2009.

(2)
The Compensation Committee determined that Messrs. Bryant and Gillespie each should receive under the annual incentive plan a supplemental bonus for his performance in 2009 in an amount equal to his 2009 base salary. For additional information on these bonuses, see "Compensation Discussion and Analysis—Annual Bonus."

(3)
Represents the aggregate grant date fair value of stock awards granted in the relevant fiscal year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of our assumptions in determining the aggregate grant date fair value of the stock awards.

(4)
The amounts reported are the annual bonuses for performance in 2009 that the NEOs received in December 2009 pursuant to our annual incentive plan, based upon achievement of the applicable key performance indicators. For additional information on these bonuses, see "Compensation Discussion and Analysis—Annual Bonus."

(5)
The following items are reported in the "All Other Compensation" column:

Name	401(k) Matching Contributions ($)(a)	Financial Planning ($)	Total ($)
Joseph H. Bryant	14,193	16,920	31,113
Rodney L. Gray	6,250	0	6,250
John P. Wilkirson	14,700	0	14,700
Samuel H. Gillespie	14,250	15,000	29,250
James W. Farnsworth	13,313	16,920	30,233
James H. Painter	13,500	16,920	30,420
(a)
All of our employees, including our NEOs, are eligible to participate in our 401(k) savings plan. In 2009, we provided a 100% match of the first 6% of eligible compensation deferred by participants under the plan. The 401(k) match was discontinued for 2010.

Grants of Plan-Based Awards

        The following table sets forth information regarding the non-equity and equity incentive plan awards granted to our NEOs in 2009. None of our NEOs received options or appreciation rights with respect to our equity in 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards
				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
					Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Target ($)(1)	Target (#)(2)
Joseph H. Bryant	—	1,000,000	—	—	—
	12/21/2009	—	—	462,580	6,244,830
	12/21/2009	—	525,533	—	7,094695
Rodney L. Gray	—	291,667	—	—	—
	12/21/2009	—	—	578,225	7,806,038
	12/21/2009	—	52,553	—	709,466
John P. Wilkirson	—	400,000	—	—	—
	12/21/2009	—	—	23,129	312,242
	12/21/2009	—	39,415	—	532,103
Samuel H. Gillespie	—	500,000	—	—	—
	12/21/2009	—	—	237,072	3,200,472
James W. Farnsworth	—	475,000	—	—	—
	12/21/2009	—	—	150,339	2,029,577
	12/21/2009	—	236,490	—	3,192,615
James H. Painter	—	600,000	—	—	—
	12/21/2009	—	—	150,339	2,029,577
	12/21/2009	—	236,490	—	3,192,615

(1)
Reflects the target amounts payable to our NEOs for performance in 2009 under our annual incentive plan. There were no threshold or maximum amounts payable under the plan; however, our Compensation Committee retained discretion to increase or decrease the target amounts to reflect performance with respect to the "Health, Safety, Security and Environment" performance indicator. For additional information on these bonuses, see "Compensation Discussion and Analysis—Annual Bonus" and the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table".

(2)
These restricted stock awards granted to our NEOs in 2009 upon conversion of their Class D units will generally vest in full upon the fifth anniversary of our IPO (December 21, 2014), if a specified value condition is met on that date, or else will be forfeited in their entirety. To meet this value condition, the average of the volume weighted average price of a share of our common stock for each trading day during the 90-day period ending on December 20, 2014 must equal or exceed the $13.50 price at which we sold our shares to the public in our IPO. These awards are subject to accelerated vesting under specified circumstances (see "Potential Payments Upon Termination or Change in Control").

(3)
These restricted stock awards granted to our NEOs in 2009 upon conversion of their Class C units will generally vest in full on the fifth anniversary of our IPO (December 21, 2014), if the NEO remains employed with us through such date. These awards are subject to accelerated vesting under specified circumstances (see "Potential Payments Upon Termination or Change in Control").

(4)
Represents the aggregate grant date fair value of stock awards granted in 2009 computed in accordance with FASB Topic 718, excluding forfeiture estimates (see the "Stock Awards" column of the "Summary Compensation Table").

Employment and Severance Agreements

        In connection with our IPO, we entered into an employment agreement with each of Messrs. Bryant, Painter, Farnsworth and Gray and a severance agreement with each of Messrs. Gillespie and Wilkirson. The following is a summary of certain of the material terms of these agreements. For a summary of the provisions in these agreements that relate to specified terminations of employment or a change in control, see "Potential Payments Upon Termination or Change in Control".

        Terms.    The agreements with Messrs. Bryant, Gray, Painter, Farnsworth and Wilkirson have five year terms, and the agreement with Mr. Gillespie has a two year term. These lengths correspond to the respective lengths of the share transfer restrictions applicable to the NEOs, as described below.

        Base Salary, Annual Bonus and Benefits.    The employment agreement with each of Messrs. Bryant, Gray, Farnsworth and Painter specifies the terms of his base salary, annual bonus opportunity and entitlement to benefits, expense reimbursement, paid vacation and sick leave; the severance agreements with Messrs. Gillespie and Wilkirson do not specify such terms. Each employment agreement provides for a base salary that may be increased (but not decreased) at the discretion of the Board; the initial base salaries, which became effective as of January 1, 2010, are specified as follows: Mr. Bryant $1,000,000; Mr. Gray $500,000; Mr. Farnsworth $525,000 and Mr. Painter $630,000. Each employment agreement provides that the executive is eligible to receive an annual bonus, based on the attainment of performance criteria determined by the Board, in a target annual amount equal to 100% of his base salary.

        IPO Equity Grants.    The employment and severance agreements provided for the grant to each NEO, immediately prior to the closing of our IPO, of Class C and/or Class D units. These units, which were converted in connection with our IPO into restricted shares of our common stock granted under the Incentive Plan and individual award agreements, were granted in exchange for each NEO's agreement to be bound by the share transfer restrictions described below. For additional information regarding these IPO equity grants, see the narrative following the "Potential Payments Upon Termination or a Change in Control" table.

        Transfer Restrictions.    Each employment and severance agreement contains restrictions on the NEO's ability to transfer the shares of our common stock that he received in connection with our corporate reorganization in respect of his Class A and Class B units (or Class A and Class C units, in the case of Mr. Gray). These transfer restrictions operate independently from the transfer restrictions contained in the restricted stock award agreements that govern the terms of the shares of our common stock that Mr. Wilkirson received in respect of his Class B units and that Mr. Gray received in respect of his Class C units. The number of shares that are subject to the transfer restrictions in the employment and severance agreements are determined by a formula based on the class of partnership interest from which the shares were converted in connection with our corporate reorganization and the proportions of sales of our common stock transacted by our controlling stockholders following the closing of our IPO. The formula ensures that a substantial portion of our NEOs' shareholdings cannot be sold for five years following the closing of our IPO (two years, in the case of Mr. Gillespie's shareholdings). The restricted period will end early in the event of:

  •
  termination of the NEO's employment other than by us for "cause" (see definition in the narrative following the table in the "Potential Payments Upon Termination or Change in Control" section);

  •
  the sale by our controlling stockholders of a number of shares of our common stock equal to the number of shares that they held immediately after the closing of our IPO; or

  •
  a "change in control" (see definition in the narrative following the table in the "Potential Payments Upon Termination or Change in Control" section), subject to specified exceptions described in footnote 4 to the table in the "Potential Payments Upon Termination or Change in Control" section.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding the unvested restricted stock held by our NEOs as of December 31, 2009. None of our NEOs holds options or appreciation rights with respect to our stock.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph H. Bryant(1)	462,580	6,402,107	525,533	7,273,377
Rodney L. Gray(1)	578,225	8,002,634	52,553	727,334
John P. Wilkirson(1),(2)	266,676	3,690,796	39,415	545,504
Samuel H. Gillespie(1)	237,072	3,281,076	—	—
James W. Farnsworth(1)	150,339	2,080,692	236,490	3,273,021
James H. Painter(1)	150,339	2,080,692	236,490	3,273,021

(1)
Immediately prior to our IPO, we granted unvested Class C and/or Class D units to each of our NEOs, which were converted in connection with our IPO on December 21, 2009 into restricted shares of our common stock with service conditions (in the case of Class C units) or service and performance conditions (in the case of Class D units).

(2)
Mr. Wilkirson received a grant of Class B units on December 10, 2007, which were converted in connection with our IPO on December 21, 2009 into restricted shares of our common stock subject to service conditions. The restricted shares are scheduled to vest 60% on October 29, 2010 and the remaining 40% on October 29, 2011.

(3)
The market value of unvested stock was calculated by multiplying the applicable number of shares by $13.84, which was the closing price of our common stock on December 31, 2009.

Option Exercises and Stock Vested

        The following table sets forth information regarding the Class B units held by our NEOs that vested monthly in 2009 until they became fully vested on November 10, 2009 and that were converted into shares of our common stock in connection with our IPO on December 21, 2009. None of our NEOs holds options or appreciation rights with respect to our equity.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph H. Bryant	745,291	10,061,429
Rodney L. Gray	—	—
John P. Wilkirson	—	—
Samuel H. Gillespie	745,291	10,061,429
James W. Farnsworth	443,350	5,985,225
James H. Painter	443,350	5,985,225

(1)
As the Class B units were not publicly traded prior to our IPO and the market value of the units was not determined as of each vesting date, the precise value realized on vesting of the units was not ascertainable. As a result, this column reflects the amounts determined by multiplying the price at which a share of our common stock was sold to the public in our IPO ($13.50) by the number of shares of common stock resulting from the conversion, in connection with our IPO, of the Class B units that vested in 2009. The market value of the units was most recently determined by an independent third party to be zero as of December 31, 2008. Therefore, we believe that the amounts set forth in this column likely overstate the actual value realized by the NEOs on vesting of their units in 2009.

Pension Benefits

        We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Joseph H. Bryant	983,789	—	24,777	—	1,008,566
Rodney L. Gray	186,740	—	4,703	—	191,443
John P. Wilkirson(4)	—	—	—	—	—
Samuel H. Gillespie	49,250	—	1,240	—	50,490
James W. Farnsworth	116,628	—	2,937	—	119,565
James H. Painter	235,469	—	5,930	—	241,399

(1)
Amounts deferred by our NEOs for 2009 under our nonqualified deferred compensation plan. Deferrals under the plan were not permitted for 2010.

(2)
Amounts deferred were deemed to be invested in shares of our common stock following our IPO. The aggregate earnings reflect the increase in the price of a share of our common stock from the closing of our IPO on December 21, 2009 ($13.50) to December 31, 2009 ($13.84).

(3)
The deferred amounts generally will be distributed to the NEOs in January 2012 in shares of our common stock but are subject to accelerated payment under specified circumstances.

(4)
Mr. Wilkirson elected not to defer any compensation for 2009.

Potential Payments Upon Termination or Change in Control

        The following table and narrative quantify and describe the payments and benefits to which each of Messrs. Bryant, Gray, Wilkirson, Gillespie, Farnsworth and Painter would have been entitled had his employment terminated under specified circumstances or had we undergone a change in control, in each case on December 31, 2009. The amounts set forth in the "Accelerated Vesting of Restricted Stock" column of this table are based on the $13.84 closing price of a share of our common stock on December 31, 2009.

Name	Salary ($)(1)	Pro Rata Bonus ($)(2)	Health Benefits Continuation ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Total ($)(5)
Joseph H. Bryant
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	13,675,484	13,675,484
Without Cause or for Good Reason	—	—	17,132	—	17,132
Qualifying Change in Control	—	—	—	13,675,484	13,675,484
Rodney L. Gray
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	8,729,691	8,729,691
Without Cause or for Good Reason	—	—	22,802	—	22,802
Qualifying Change in Control	—	—	—	8,729,691	8,729,691
John P. Wilkirson
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	865,609	865,609
Without Cause or for Good Reason	—	—	17,132	—	17,132
Qualifying Change in Control	—	—	—	865,609	865,609
Samuel H. Gillespie
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	3,281,076	3,281,076
Without Cause or for Good Reason	—	—	—	—	—
Qualifying Change in Control	—	—	—	3,281,076	3,281,076
James W. Farnsworth
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	3,353,713	3,353,713
Without Cause or for Good Reason	—	—	—	—	—
Qualifying Change in Control	—	—	—	3,353,713	3,353,713
James H. Painter
For Cause or Without Good Reason	—	—	—	—	—
Death or Disability	—	—	—	3,353,713	3,353,713
Without Cause or for Good Reason	—	—	17,132	—	17,132
Qualifying Change in Control	—	—	—	3,353,713	—

(1)
Each NEO's employment or severance agreement provides for a cash severance payment on termination of the NEO's employment by us without "cause" or by him for "good reason" (see the definitions of such terms in the narrative below). In the case of Mr. Bryant, the amount of this payment is equal to the remaining portion of his annualized base salary for the year in which his termination occurs plus two times his annualized base salary for each remaining full calendar year of his five-year agreement plus two times the pro rata portion of his annualized base salary for the period during the last year of his agreement starting with

  January 1 and ending on the agreement expiration date. In the case of each of Messrs. Gray, Farnsworth and Painter, the amount of this payment is equal to 100% of his annualized base salary, and in the case of each of Messrs. Gillespie and Wilkirson, the amount of this payment is equal to 50% of his annualized base salary. In each case, however, the amount of this payment, when added to the amount of any pro rata bonus paid on such termination (see footnote 2), is reduced by the value (at the time of termination) of the restricted shares of our common stock that the NEO received under the Incentive Plan in connection with our IPO and that are held by the NEO, except to the extent that such restricted shares would be forfeited on termination. Because the value of such shares held by each of our NEOs as of December 31, 2009 exceeded the amount of such cash severance, none of our NEOs would have received any cash severance had his employment been terminated by us without cause or by him for good reason on such date.

(2)
Each NEO's employment or severance agreement provides for a pro rata bonus payment upon termination of his employment due to death or "disability" (see the definition of such term in the narrative below), by us without cause or by him for good reason. As each of our NEOs received his 2009 bonus on December 2, 2009 (see the "Bonus" and "Non-Equity Incentive Plan" columns of the "Summary Compensation Table"), he would not have received any additional amount in respect of the pro rata bonus portion of his severance had his employment terminated under such circumstances on December 31, 2009.

(3)
Each NEO's employment or severance agreement provides that the NEO may elect to continue coverage under our group health plans for him and his eligible dependents for a period not to exceed 18 months following termination of his employment by us without cause or by him for good reason at the same cost to him as is paid by similarly situated employees for similar coverage. The amounts set forth in this column for Messrs. Bryant, Gray, Wilkirson and Painter assume that each would have elected to continue his coverage for the maximum 18 months. No amounts are set forth for Messrs. Gillespie and Farnsworth, as they receive health coverage from their former employers on terms that are more generous than the terms of our coverage and, therefore, had their employment terminated on December 31, 2009, they likely would have elected to continue such coverage from their former employers. Had they nevertheless elected coverage from us as of such date, the value of 18 months of such coverage for each would have been $17,132.

(4)
Each NEO's restricted stock award agreements generally provide for accelerated vesting of his unvested restricted stock awards on his death or disability or a "change in control" (see the definition of such term in the narrative below), and the amounts reflected in this column assume such accelerated vesting. However, the vesting of each NEO's Class D restricted stock award will accelerate on his death or disability only if a specified value condition is met on December 21, 2014. To meet this value condition, the average of the volume weighted average price of a share of our common stock for each trading day during the 90-day period ending on December 20, 2014 must equal or exceed the $13.50 price at which we sold our shares to the public in our IPO. The amounts reflected in the death and disability rows of this column assume both that the value condition would have been met and that the awards would have vested on December 31, 2009, rather than on the December 21, 2014 date on which they are scheduled to vest, and that a share of our common stock would have had the same $13.84 value on December 21, 2014 as it had on December 31, 2009. If the value condition were not met, then the amounts reflected in the "Death or Disability" rows of this column would be as follows: Mr. Bryant, $6,402,107; Mr. Gray, $8,002,634; Mr. Wilkirson, $320,105; Mr. Gillespie, $3,281,076; Mr. Farnsworth, $2,080,692; and Mr. Painter, $2,080,692.

The vesting of each NEO's Class D restricted stock award will accelerate on a change in control only if the value condition is met as of the date of such change of control. In addition, if the acquirer in such change in control requests that the NEO continue to provide services to us (or our successor or the surviving entity) for a specified period not to exceed 12 months after such change in control, the award will accelerate on the earliest of the last day of such period, December 21, 2014 or the date on which the NEO's employment is terminated by us (or our successor or the surviving entity) without cause, by him for good reason or due to his death or disability. The amounts reflected in the "Qualifying Change in Control" row of this column assume that the value condition would have been met as of December 31, 2009. If the value condition were not met, then the amounts reflected in the "Qualifying Change in Control" rows of this column would be as follows: Mr. Bryant, $6,402,107; Mr. Gray, $8,002,634; Mr. Wilkirson, $320,105; Mr. Gillespie, $3,281,076; Mr. Farnsworth, $2,080,692; and Mr. Painter, $2,080,692.

Each NEO's restricted stock award agreements provide as a default that the vesting of the awards will not accelerate on termination of his employment other than due to his death or disability. However, on termination of the NEO's employment by the company other than for cause or by him for any reason, the Compensation Committee has the discretion to accelerate the vesting of his awards. Had the Compensation Committee exercised such discretion as of December 31, 2009, the value of the accelerated vesting of each NEO's awards would have equaled the value set forth for him in the "Death or Disability" and "Qualifying Change in Control" rows of this column.

        Golden Parachute Tax Gross-Ups.    Although each NEO's employment or severance agreement provides that he will be entitled to a "gross-up" of any golden parachute excise taxes imposed under Internal Revenue Code Section 4999 on any change-in-control-related payments or benefits that he receives, such gross-up does not apply to the issuance to the NEO of any of our equity interests, the accelerated vesting of any such interests or any other benefit that the NEO may receive in connection with such a change in control. In addition, none of our NEOs is entitled to such a gross-up if the aggregate value of such change-in-control-related payments does not exceed 110% of his safe harbor amount (i.e., three times his average total annual compensation for the five calendar years prior to the change in control). Had a change in control occurred on December 31, 2009, the aggregate value of the payments that would have been made to each of our NEOs in connection with such change in control (other than any accelerated vesting of his restricted stock awards) would not have exceeded 110% of his safe harbor amount. Therefore, none of our NEOs would have been entitled to a gross-up payment pursuant to the NEO's employment or severance agreement.

        Releases.    On each termination of an NEO's employment other than due to his death, our obligation to provide the salary and pro rata bonus payments quantified and described in the table above would have been subject to the NEO's execution of a release of claims in our favor.

        Restrictive Covenants.    Each NEO's employment or severance agreement contains restrictions on competing with us or soliciting our employees during a specified period following termination of his employment with us: one year, in the case of Messrs. Bryant, Gray, Farnsworth and Painter, and six months, in the case of Messrs. Gillespie and Wilkirson. Each NEO also is subject to perpetual restrictions on disclosing our confidential information or disparaging us.

        Termination by Us without Cause or by the NEO for Good Reason.    As quantified and described in the table above, each NEO's employment or severance agreement provides for specified payments and benefits upon termination of his employment by us without cause or by him for good reason. Each agreement generally defines "cause" to mean the NEO's:

  •
  willful failure to substantially perform his duties;

  •
  willful misconduct, gross negligence or breach of fiduciary duty that results in material demonstrable harm to us or any of our affiliates;

  •
  willful and material breach of the agreement that results in material demonstrable harm to us or any of our affiliates;

  •
  conviction of, or entering a plea bargain or settlement admitting the guilt or the imposition of unadjudicated probation for, any felony that involves moral turpitude or as a result of which his continued employment would reasonably be expected to have a material adverse impact on our or our affiliates' reputations;

  •
  having been the subject of any order, judicial or administrative, obtained or issued by the SEC for any securities violation involving fraud;

  •
  unlawful use or possession of illegal drugs on our premises or while performing his duties and responsibilities; or

  •
  commission of an act of fraud, embezzlement or misappropriation against us or any of our affiliates.

        In each case, the NEO has 30 days following written notice from us to cure, if possible, the situation alleged to constitute cause.

        Each agreement generally defines "good reason" to mean:

  •
  a material diminution in the NEO's base salary; or

  •
  the relocation of the geographic location of the NEO's principal place of employment by more than 75 miles from Houston, Texas.

        Mr. Bryant's employment agreement defines "good reason" to include also the following:

  •
  a material diminution in his authority, duties, responsibility or roles; or

  •
  a material breach by us of his employment agreement.

        In each case, the NEO is required to provide us with written notice of the condition alleged to constitute good reason within 45 days after the initial existence of the condition. We then have 30 days to cure the condition.

        Disability.    As quantified and described in the table above, each NEO's employment or severance agreement provides for specified payments and benefits upon his disability. Each agreement generally defines "disability" to mean the NEO's inability to perform, with or without reasonable accommodation, the essential functions of his position for a total of three months during any six-month period as a result of incapacity due to mental or physical illness.

        Change in Control.    As discussed in footnote 4 to the table above, our NEOs' restricted stock awards vest in connection with a change in control under specified circumstances. The Incentive Plan generally defines a "change in control" to mean:

  •
  the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by any of our controlling stockholders or their respective affiliates);

  •
  the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

  •
  the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

  •
  the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	—	—	10,661,862
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	10,661,862

(1)
The Cobalt International Energy, Inc. Long Term Incentive Plan was approved by our sole stockholder prior to our IPO.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2009.

HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Cobalt International Energy, Inc., Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056, Attention: Secretary, or by telephone at +1 (713) 452-2322. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

        Any stockholder desiring to present a stockholder proposal at our 2011 Annual Meeting of Stockholders and to have the proposal included in our related proxy statement must send it to Cobalt International Energy, Inc., Two Post Oak Central, 1980 Post Oak Boulevard, Suite 1200, Houston, Texas 77056, Attention: Secretary, so that it is received no later than December 7, 2010. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

        In addition, in accordance with our bylaws, any stockholder entitled to vote at our 2011 Annual Meeting of Stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2011 Annual Meeting of Stockholders only if written notice of such stockholder's intent is given in accordance with the requirements of our bylaws and SEC rules and regulations. Such proposal must be submitted in writing and addressed to the attention of our Secretary at the address shown above, so that it is received between January 4, 2011 and February 3, 2011.

BY ORDER OF THE BOARD OF DIRECTORS
Jeffrey A. Starzec Associate General Counsel and Secretary

Houston, Texas
April 6, 2010

Annex A

COBALT INTERNATIONAL ENERGY, INC.
NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

        Section 1.    Purpose.    The purpose of the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan (the "Plan") is to attract and retain the services of experienced non-employee directors for Cobalt International Energy, Inc. (the "Company") by providing them with compensation for their services in the form of cash and/or shares of the Company's common stock, thereby furthering the best interests of the Company and its shareholders.

        Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

        (a)   "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Board.

        (b)   "Award" means any Option, RSU, Other Stock-Based Award or Retainer granted under the Plan.

        (c)   "Award Document" means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

        (d)   "Beneficiary" means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant's death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant's death, such Participant's Beneficiary shall be such Participant's estate.

        (e)   "Board" means the board of directors of the Company.

        (f)    "Change in Control" means the occurrence of any one or more of the following events:

            (i)  any "person" (as defined in Section 13(d) of the Exchange Act), other than (A) an employee benefit plan or trust maintained by the Company or (B) any of the Sponsors (as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect immediately following the closing of the initial public offering of Shares) or their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

           (ii)  at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

          (iii)  the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50%

  of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the "Company Value") immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company's stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act that consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

        (h)   "Disability" means, with respect to a Participant, that such Participant is:

            (i)  unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

           (ii)  by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

        (i)    "Effective Date" means the date on which the Plan is adopted by the Board.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

        (k)   "Fair Market Value" means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

        (l)    "Option" means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

        (m)  "Other Stock-Based Award" means an Award granted pursuant to Section 8.

        (n)   "Participant" means the recipient of an Award granted under the Plan.

        (o)   "Replacement Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

        (p)   "Retainer" means an annual cash retainer payable pursuant to Section 9 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.

        (q)   "RSU" means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in Shares. Awards of RSUs may include the right to receive dividend equivalents.

        (r)   "Shares" means shares of the Company's common stock.

        Section 3.    Eligibility.    Each member of the Board who is not (i) a full-time or part-time officer or employee of the Company or (ii) an equity partner or service provider of any of the private equity sponsors of the Company shall be eligible to receive Awards under the Plan.

        Section 4.    Administration.

        (a)   The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. The Board shall meet at such times and places as it may determine.

        (b)   Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

        (c)   All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants and any Beneficiaries thereof.

        Section 5.    Shares Available for Awards.

        (a)   Subject to adjustment as provided in Section 5(c) and except for Replacement Awards, the maximum number of Shares available for issuance under the Plan shall not exceed 750,000 Shares.

        (b)   Any Shares subject to an Award (other than a Replacement Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

        (c)   If, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is necessary in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall adjust equitably any or all of:

            (i)  the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

           (ii)  the number and type of Shares (or other securities) subject to outstanding Awards; and

          (iii)  the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

        (d)   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

        Section 6.    Options.    The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

        (a)   The exercise price per Share under an Option shall be determined by the Board; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

        (b)   The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant of such Option.

        (c)   The Board shall determine the time or times at which an Option may be exercised in whole or in part.

        (d)   The Board shall determine the method or methods by which, and the form or forms, including cash, Shares (including Shares underlying an Option), other Awards, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

        Section 7.    RSUs.    The Board is authorized to grant RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine. RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

        Section 8.    Other Stock-Based Awards.    The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Board shall determine.

        Section 9.    Retainers.    The Board is authorized, subject to limitations under applicable law, to grant to Participants Retainers. The Board shall determine the terms and conditions of such Retainers, including without limitation (i) the amounts payable, (ii) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (iii) whether such Retainers may be electively received in Shares and (iv) whether such Retainers may be electively deferred and, if so, whether such deferred Retainers may be distributed in cash and/or Shares.

        Section 10.    Effect of Termination of Service or a Change in Control on Awards.

        (a)   The Board may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant's termination of service from the Board prior to exercise or settlement of such Award.

        (b)   Unless specifically provided to the contrary in any Award Document, upon a Change in Control, all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse.

        Section 11.    General Provisions Applicable to Awards.

        (a)   Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

        (b)   Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (c)   Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

        (d)   Except as may be permitted by the Board or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 10(e) and (ii) during a Participant's lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant's guardian or legal representative. The provisions of this Section 10(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

        (e)   A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.

        (f)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        Section 12.    Amendments and Termination.

        (a)   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

        (b)   The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.

        (c)   The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        (d)   The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

        Section 13.    Miscellaneous.

        (a)   No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)   The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

        (c)   Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)   The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares (including net settlement), other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

        (e)   If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

        (f)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

        (g)   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        Section 14.    Effective Date of the Plan.    The Plan shall be effective as of the Effective Date; provided that any Stock Option, RSU or other Stock-Based Award granted under the Plan prior to the date on which the Plan is approved by the Company's shareholders shall be subject to such approval.

        Section 15.    Term of the Plan.    No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 11(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

        Section 16.    Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If the Board considers a Participant to be one of the Company's "specified employees" under Section 409A of the Code at the time of such Participant's termination of service from the Board, any distribution that otherwise would be made to such Participant with respect to an Award that is subject to Section 409A of the Code as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant's incurring interest or additional tax under Section 409A of the Code.

        Section 17.    Governing Law.    The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Annex B

COBALT INTERNATIONAL ENERGY, INC.
NON-EMPLOYEE DIRECTORS DEFERRAL PLAN

        Section 1.    Purpose.    The purpose of the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan (the "Plan") is to attract and retain the services of experienced non-employee directors for Cobalt International Energy, Inc. (the "Company") by providing them with opportunities to defer income taxes on their compensation and to encourage them to acquire additional shares of the Company's common stock, thereby furthering the best interests of the Company and its shareholders.

        Section 2.    Definitions.    Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan (the "Compensation Plan").

        Section 3.    Eligibility.    Each member of the Board who receives under the Compensation Plan an RSU or a Retainer shall be eligible to defer such RSU or Retainer under the Plan. Each such member of the Board who makes a deferral under the Plan is referred to herein as a "Participant".

        Section 4.    Administration.    The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the terms and conditions of any deferral made under the Plan; (iii) interpret and administer the Plan and any instrument or agreement relating to, or deferral made under, the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and (v) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants and any Beneficiaries thereof.

        Section 5.    Deferrals.

        (a)   Deferral Elections. Each Participant may elect to defer receipt of all or any portion of any (i) Shares issuable upon settlement of any RSU granted to such Participant pursuant to Section 7 of the Compensation Plan (a "Deferred RSU") or (ii) Retainer granted to such Participant pursuant to Section 9 of the Compensation Plan (a "Deferred Retainer"). The date on which any such Shares were scheduled to be issued to such Participant, and the date on which any such Retainer was scheduled to be to paid to such Participant, in each case had such Participant not deferred receipt of such Shares and Retainer, are referred to herein as the "Deferral Date".

        (b)   Election Forms. A Participant's deferral election shall be made in the form of a document (an "Election Form") established for such purpose by the Board that is executed by such Participant and filed with the Secretary of the Company. The Election Form will require such Participant to specify:

            (i)  the portion of any Shares issuable upon settlement of any RSU and/or the portion of the Retainer that will be deferred;

           (ii)  in the case of a Deferred Retainer, whether distribution will be made to such Participant in cash or Shares; and

          (iii)  the time at which the deferred cash or Shares will be distributed to such Participant, which time may be (x) a specified date, (y) termination of such Participant's service from the Board or (z) a specified date following such termination.

Each Election Form will remain in effect until superseded or revoked pursuant to this Section 5.

        (c)   Timing of Elections.

            (i)  Subject to Section 5(c)(ii), an Election Form executed by a Participant shall apply to any RSU or Retainer that is granted to such Participant at any time following the year in which such Election Form is executed.

           (ii)  An Election Form filed by a Participant within 30 days after such Participant becomes eligible to participate in the Plan shall apply to any RSU or Retainer that is granted to such Participant on or following the date on which such Participant executes such Election Form.

        (d)   Subsequent Election Forms. A Participant who has an Election Form on file with the Company may execute and file with the Secretary of the Company a subsequent Election Form at any time. Such subsequent Election Form shall apply to any RSU or Retainer that is granted to such Participant following the year in which such subsequent Election Form is executed.

        (e)   Revoking Election Forms. A Participant may revoke an Election Form at any time by providing written notice to the Secretary of the Company. Such revocation shall apply to any RSU or Retainer that is granted to such Participant following the year in which such notice is provided.

        (f)    Redeferrals. Not later than 12 months prior to the date on which a Deferred RSU or Deferred Retainer is scheduled to be distributed to a Participant, such Participant may elect to redefer such Deferred RSU or Deferred Retainer to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in the form of a document established for such purpose by the Board that is executed by such Participant and filed with the Secretary of the Company.

        (g)   Vesting. Each Deferred RSU and each Deferred Retainer shall be fully vested and non-forfeitable at all times from the applicable Deferral Date.

        Section 6.    Timing and Form of Distribution.

        (a)   Subject to this Section 6, distribution with respect to a Participant's Deferred RSU or Deferred Retainer shall be made to such Participant in a single lump sum at the time specified on the applicable Election Form.

        (b)   The Board, in its sole discretion, may accelerate the distribution of a Participant's Deferred RSU or Deferred Retainer if such Participant experiences an unforeseeable emergency or hardship, provided that such distribution complies with Code Section 409A.

        (c)   All of a Participant's Deferred RSUs and Deferred Retainers shall be distributed to such Participant upon a Change in Control or such Participant's death or Disability.

        (d)   If the Board considers a Participant to be one of the Company's "specified employees" under Code Section 409A at the time of such Participant's termination of service from the Board, any distribution that otherwise would be made to such Participant as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant's incurring interest or additional tax under Code Section 409A.

        (e)   Each Deferred RSU shall be distributed in Shares. Each Deferred Retainer shall be distributed in cash or Shares, as specified on the applicable Election Form. Notwithstanding the foregoing, cash shall be distributed in lieu of any fractional Shares that otherwise would have been distributed.

        Section 7.    Amount of Distribution.

        (a)   Distribution in Shares.

            (i)  Each Deferred RSU, and each Deferred Retainer that is scheduled to be distributed in Shares, shall be notionally invested in Shares from the applicable Deferral Date through the applicable distribution date. In the case of a Deferred RSU, the initial number of such notional

  Shares shall be the number of Shares deferred. In the case of a Deferred Retainer, the initial number of such notional Shares shall be determined by dividing the amount of the Retainer by the closing price of a Share on the Deferral Date. Each such Deferred RSU and Deferred Retainer shall be allocated to a separate bookkeeping account (a "Share Account") established and maintained by the Board to record the number of Shares in which such Deferred RSU or Deferred Retainer is notionally invested.

           (ii)  A Participant's Share Account shall be credited with any dividend (a "Dividend Equivalent") that would have been paid on a number of outstanding Shares equal to the number of notional Shares credited to such account as of the dividend payment date. Any such Dividend Equivalent so credited shall be converted into that number of notional Shares equal to (x) in the case of a share dividend, the number of Shares that otherwise would have been paid to such Participant and (y) in the case of a cash dividend, the amount of the cash dividend that otherwise would have been paid to such Participant divided by the closing price of a Share on the dividend payment date.

          (iii)  If, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is required in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall adjust equitably each Share Account to avoid such diminution or enlargement.

          (iv)  On the distribution date applicable to a Participant's Deferred RSU or Deferred Retainer that is scheduled to be distributed in Shares, such Participant shall receive that number of Shares equal to the number of notional Shares credited to the applicable Share Account as of such distribution date.

        (B)  Distribution in Cash.

            (i)  A Deferred Retainer that is scheduled to be distributed to a Participant in cash shall be allocated to a separate bookkeeping account (a "Cash Account") established and maintained by the Board to record the value of such Deferred Retainer. Such Cash Account shall be deemed to have realized applicable investment earnings or losses based on the performance of the investment reference or references selected by such Participant from among the investment references made available under the Plan by the Board from time to time. Such deemed investment earnings or losses shall be credited or debited to such Cash Account as of the end of each calendar quarter.

           (ii)  On the distribution date applicable to a Participant's Deferred Retainer, such Participant shall receive an amount in cash equal to the value of such Participant's Cash Account as of the end of the calendar quarter immediately preceding or ending on such distribution date.

        Section 8.    General Provisions Applicable to Deferrals.

        (a)   Except as may be permitted by the Board, (i) no deferral and no right under such deferral shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 8(b) and (ii) during a Participant's lifetime, each deferral, and each right under such deferral, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant's guardian or legal representative. The provisions of this Section 8(a) shall not apply to any deferral that has been distributed to a Participant.

        (b)   A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.

        (c)   All certificates for Shares delivered upon the distribution of such Shares under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        Section 9.    Amendments and Termination.

        (a)   The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with any provision of federal, state or other applicable law. The Board further has the right, without a Participant's consent, to amend or modify the terms of the Plan and such Participant's deferral to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Participant under Code Section 409A.

        (b)   The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements. Distributions of amounts deferred under the Plan as of the date on which the Plan is terminated will be made in a lump sum payment 12 months after such termination, unless the right to receive a distribution in accordance with the terms of the Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Plan.

        (c)   Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Board and consistent with Code Section 409A.

        Section 10.    Miscellaneous.

        (a)   No Participant or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or Beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.

        (b)   The opportunity to make a deferral under the Plan shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. A Participant's deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan and the applicable Election Form.

        (c)   Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)   The Company shall be authorized to withhold from any distribution under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of such distribution and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

        (e)   If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such Election Form, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

        Section 11.    Effective Date of the Plan.    The Plan shall be effective as of the date on which the Plan is adopted by the Board.

        Section 12.    Unfunded Status of the Plan.    The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and Beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Participant or Beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such Participant or Beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. The Company will not segregate any funds or assets to provide for any distribution under the Plan. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or Beneficiary for the Company's performance under the Plan.

        Section 13.    Code Section 409A.    With respect to deferrals that are subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Code Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

        Section 14.    Governing Law.    The Plan and each Election Form shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY BY MAIL To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION Label Area 4” x 1 1/2” 1. Election of eleven directors. 2. Approval of the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan. 3. Ratification of Ernst & Young LLP as independent auditors for 2010. WITHHELD from all nominees listed below FOR all nominees listed below (except as marked to the contrary below) THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN NOMINEES: (Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominees in the space provided below.) Cobalt International Energy, Inc. Signature Signature Date , 2010. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: (01) Joseph H. Bryant (02) Gregory A. Beard (03) Peter R. Coneway (04) Henry Cornell (05) Jack E. Golden (06) Kenneth W. Moore (07) J. Hardy Murchison (08) Kenneth A. Pontarelli (09) Myles W. Scoggins (10) D. Jeff van Steenbergen (11) Martin H. Young, Jr. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 4, 2010. This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/cobaltintl/2010 4368 Cobalt CST Proxy_02 3/24/10 3:14 PM Page 1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COBALT INTERNATIONAL ENERGY, INC. The undersigned appoints Joseph H. Bryant and Samuel H. Gillespie as proxies, with the power to appoint their substitutes, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cobalt International Energy, Inc. held of record by the undersigned at the close of business on March 31, 2010 at the Annual Meeting of Stockholders of Cobalt International Energy, Inc. to be held on May 4, 2010 or at any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY YOUR VOTE IS IMPORTANT TO US. PLEASE CAST YOUR VOTE TODAY. 4368 Cobalt CST Proxy_02 3/24/10 3:14 PM Page 2